                                                                     EXHIBIT 4.1



                                US $300,000,000

                               CREDIT AGREEMENT

                                     among

                            MURPHY OIL CORPORATION,
                           as Borrower and Guarantor

                             MURPHY OIL USA, INC.,
                            MURPHY OIL COMPANY LTD.,
                    MURPHY EXPLORATION & PRODUCTION COMPANY,
                           MURPHY PETROLEUM LIMITED,
                            as Subsidiary Borrowers

                                      and

                           THE CHASE MANHATTAN BANK,
                       as Domestic Administrative Agent

                                      and

                      THE CHASE MANHATTAN BANK OF CANADA,
                       as Canadian Administrative Agent


                                      and

                           THE LENDERS NAMED HEREIN,
                                 as Lenders

                            AS OF NOVEMBER 13, 1997

                            CHASE SECURITIES, INC.,
                                  as Arranger



                                   Ex. 4.1-0

                               TABLE OF CONTENTS

                                                                         Page

SECTION 1

  DEFINITIONS AND ACCOUNTING TERMS........................................  1
        1.1   Certain Defined Terms.......................................  1
        1.2   Accounting Terms............................................ 15
        1.3   Other References............................................ 15

SECTION 2

  AMOUNTS AND TERMS OF THE ADVANCES....................................... 15
        2.1   Commitments; Loans.......................................... 15
              (a)   Commitments........................................... 15
              (b)   Allocation of Commitments............................. 15
              (c)   Domestic Advances..................................... 16
              (d)   Canadian Advances..................................... 16
              (e)   Additional Limitations on Advances.................... 16
              (f)   Revolving Facility.................................... 16
              (g)   Currency Options...................................... 17
        2.2   Making Advances............................................. 17
              (a)   Notice of Borrowing................................... 17
              (b)   Notices Irrevocable................................... 17
              (c)   Funding; Failure to Fund.............................. 17
              (d)   Obligations Several................................... 18
        2.3   Conversion and Continuation of Borrowings................... 18
        2.4   Loan Accounts............................................... 19
              (a)   By Each Lender........................................ 19
              (b)   By Agents............................................. 19
              (c)   Evidence of Amount.................................... 20
              (d)   Notes................................................. 20
        2.5   Fees........................................................ 20
        2.6   Optional Reduction of the Commitments....................... 20
        2.7   Repayment of Advances; Prepayment........................... 21
              (a)   Termination Date...................................... 21
              (b)   Voluntary Prepayments................................. 21
              (c)   Mandatory Prepayments................................. 21
        2.8   Interest.................................................... 21
              (a)   Rate on Advances...................................... 21
              (b)   Default Amounts....................................... 21
              (c)   Payment of Interest on Advances....................... 22
        2.9   Limitation on Eurocurrency Rate Advances.................... 22
              (a)   Inadequacy............................................ 22
              (b)   Basis Unavailable..................................... 22
        2.10  Increased Costs; Increased Capital; Prepayments............. 22
              (a)   Increased Costs....................................... 22
              (b)   Capital............................................... 23
              (c)   Funding Losses........................................ 23
        2.11  Additional Interest on Eurocurrency Rate Advances........... 23

                                   Ex. 4.1-i

        2.12  Change in Legality.......................................... 24
        2.13  Payments and Computations................................... 24
              (a)   Payments.............................................. 24
              (b)   Computations.......................................... 24
              (c)   Interest Act (Canada)................................. 25
              (d)   Business Days......................................... 25
              (e)   Distribution of Payments.............................. 25
        2.14  Taxes on Payments........................................... 25
              (a)   Withholding Taxes..................................... 25
              (b)   Tax Forms............................................. 26
              (c)   Credits............................................... 26
              (d)   Lending Office........................................ 27
              (e)   Effect of Participants................................ 27
        2.15  Sharing of Payments, Etc.................................... 27
        2.16  Bankers' Acceptances........................................ 27
              (a)   Creation.............................................. 27
              (b)   Drawing Notice........................................ 28
              (c)   Notice Irrevocable.................................... 28
              (d)   Drafts................................................ 28
              (e)   Acceptance of Drafts.................................. 28
              (f)   Funding............................................... 28
              (g)   Holding of Bankers' Acceptances....................... 29
              (h)   Repayment............................................. 29
              (i)   Number of Drafts...................................... 29
              (j)   Limitation on Bankers' Acceptances.................... 30
              (k)   Collateral Account.................................... 30

SECTION 3

  CONDITIONS OF CLOSING AND LENDING....................................... 30
        3.1   Conditions Precedent to Closing............................. 30
        3.2   Conditions Precedent to Each Borrowing...................... 31

SECTION 4

  REPRESENTATIONS AND WARRANTIES.......................................... 31
        4.1   Existence; Qualification.................................... 31
        4.2   Power....................................................... 31
        4.3   Authorizations.............................................. 32
        4.4   Enforceability.............................................. 32
        4.5   Financial Information....................................... 32
        4.6   Litigation, Judgments, Etc.................................. 32
        4.7   Regulation U................................................ 32
        4.8   ERISA....................................................... 32
        4.9   Taxes....................................................... 33
        4.10  Environmental Matters....................................... 33
        4.11  Rights in Properties; Liens................................. 33
        4.12  Solvency.................................................... 33




                                   Ex. 4.1-ii

SECTION 5

  AFFIRMATIVE COVENANTS.................................................... 33
        5.1   Reporting Requirements....................................... 33
        5.2   Notices...................................................... 34
        5.3   Maintenance of Existence, Books and Records, Properties,
              and Insurance................................................ 34
        5.4   Use of Proceeds.............................................. 34
        5.5   Compliance with Legal Requirements; Authorizations........... 34
        5.6   Payment of Obligations....................................... 34

SECTION 6

  NEGATIVE COVENANTS....................................................... 35
        6.1   Liens, Etc................................................... 35
        6.2   Restriction on Fundamental Changes........................... 36
        6.3   Sale of Assets............................................... 36
        6.4   Transactions With Affiliates................................. 36
        6.5   Fiscal Year and Accounting Methods........................... 36
        6.6   Ratio of Maximum Total Debt to Total Capital................. 36

SECTION 7

  EVENTS OF DEFAULT........................................................ 37
        7.1   Events of Default............................................ 37
        7.2   Remedies..................................................... 38

SECTION 8

  AGENTS................................................................... 38
        8.1   Appointment, Powers, and Immunities.......................... 38
        8.2   Reliance by Agents........................................... 39
        8.3   Notices; Defaults............................................ 39
        8.4   Rights as a Lender........................................... 39
        8.5   Indemnification.............................................. 40
        8.6   Non-Reliance on Agents and other Lenders..................... 40
        8.7   Action by Agents............................................. 40
        8.8   Resignation or Removal of Agents............................. 41
        8.9   Relationship of Lenders...................................... 41
        8.10  Benefits of Agreement........................................ 41

SECTION 9

  GUARANTY AGREEMENT....................................................... 41
        9.1   Guaranty of Obligation....................................... 41
        9.2   Guaranteed Debt Not Reduced by Offset........................ 41
        9.3   Payment by Murphy............................................ 42
        9.4   No Duty to Pursue Others..................................... 42



                                  Ex. 4.1-iii

        9.5   Waiver of Notices, etc....................................... 42
        9.6   Effect of Bankruptcy; Other Matters.......................... 42
        9.7   Additional Events and Circumstances not Reducing or
              Discharging Murphy's Obligations............................. 42
        9.8   Subordination of Guarantor Claims............................ 43
        9.9   Claims in Bankruptcy......................................... 43
        9.10  Withholding Taxes............................................ 44

SECTION 10

  MISCELLANEOUS............................................................ 44
       10.1   Amendments, Etc.............................................. 44
       10.2   Notices...................................................... 44
       10.3   No Waiver; Remedies.......................................... 45
       10.4   Costs, Expenses and Taxes.................................... 45
       10.5   Right of Set-off............................................. 45
       10.6   Binding Effect............................................... 45
       10.7   Assignments and Participations............................... 45
       10.8   GOVERNING LAW; SUBMISSION TO JURISDICTION.................... 47
       10.9   Exceptions to Covenants...................................... 47
       10.10  Survival..................................................... 47
       10.11  Invalid Provisions........................................... 48
       10.12  Maximum Rate................................................. 48
       10.13  Execution in Counterparts.................................... 48
       10.14  Not in Control............................................... 48
       10.15  Indemnification.............................................. 48
       10.16  Entirety..................................................... 49

                                   Ex. 4.1-iv

                             SCHEDULES AND EXHIBITS

Schedule 1    -    Agents, Lenders, Lending Offices, Commitments, and Commitment
                   Allocations
Schedule 6.1  -    Existing Liens
Exhibit A     -    Notice of Borrowing
Exhibit B     -    Assignment and Acceptance Agreement
Exhibit C-1   -    Opinion of Borrower's Counsel
Exhibit C-2   -    Opinion of Borrower's Canadian Counsel
Exhibit C-3   -    Opinion of Borrower's UK Counsel
Exhibit D     -    Form of Draft
Exhibit E     -    Form of Notice of Allocation
Exhibit F     -    Form of Note
Exhibit G     -    Form of Drawing Notice
Exhibit H     -    Form of Compliance Certificate




                                   Ex. 4.1-v

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is entered into as of November 13, 1997, among MURPHY OIL CORPORATION ("MURPHY"), MURPHY OIL USA, INC., MURPHY OIL COMPANY LTD., MURPHY EXPLORATION & PRODUCTION COMPANY, and MURPHY PETROLEUM LIMITED (each a "SUBSIDIARY BORROWER" and collectively, the "SUBSIDIARY BORROWERS"), the Lenders (hereinafter defined), THE CHASE MANHATTAN BANK, as Domestic Administrative Agent (hereinafter defined), and THE CHASE MANHATTAN BANK OF CANADA, as Canadian Administrative Agent (hereinafter defined).

                                  SECTION 1.

                       DEFINITIONS AND ACCOUNTING TERMS

     1.1 CERTAIN DEFINED TERMS. As used in this Agreement, capitalized terms used in this Agreement shall, unless otherwise indicated, have the respective meanings set forth below:

     "ADJUSTED CONSOLIDATED CAPITALIZATION" means, for Murphy, on a consolidated basis, as of any date, (a) the aggregate amount of all Debt, plus (b) the aggregate amount of paid-up capital, shareholders' capital, and retained earnings (if any), minus (c) the aggregate amount of accumulated deficit (if any), minus (d) the lesser of (i) the net equity investment in any asset financed or encumbered by Non-Recourse Debt, and (ii) the amount of Non-Recourse Debt related to such asset. In determining Adjusted Consolidated Capitalization, the calculation set forth above shall be adjusted for any amounts in such amount which are attributable to (A) assets that would be treated as intangible assets such as goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount, (B) deferred taxation, and
(C) any amount referred to in this definition that relates to a minority interest. All determinations required by this definition shall be made in accordance with GAAP.

     "ADVANCE" means an advance by a Lender to a Borrower pursuant to SECTION
2.1 of this Agreement or the acceptance of a Draft by a Canadian Lender pursuant to SECTION 2.16.

     "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of such definition, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise).

     "AGENTS" means Domestic Administrative Agent and Canadian Administrative Agent, and "AGENT" means any one of the Agents.

     "AGREEMENT" means this Agreement, as modified, amended, renewed, extended, supplemented, and restated from time to time.

     "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the lesser of (a) the Maximum Rate and (b) the greater of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect on such day plus one half of one percent (.5%). For purposes hereof, "PRIME RATE" means in the case of (A) any U.S. Dollar Base Rate Advance made or to be made by any Domestic Lender, the rate of interest per annum publicly announced from time to time by Domestic Administrative Agent as its prime rate in effect at its principal office in New York City (which prime rate may not necessarily represent the lowest or best rate actually charged by Domestic Administrative Agent in connection with extensions of credit to debtors), and (B) any U.S. Dollar Base Rate Advance made or to be made by any Canadian Lender, the rate

                                   Ex. 4.1-1
of interest quoted or announced from time to time by Canadian Administrative Agent as its U.S. Dollar base rate in effect at its principal office in Toronto, Canada (which base rate may not necessarily represent the lowest or best rate actually charged by Canadian Administrative Agent in connection with extensions of credit in U.S. Dollars to debtors); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. For purposes hereof, "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for the day of such transactions received by Domestic Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it. If for any reason Domestic Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Domestic Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, then the Alternate Base Rate shall be determined without regard to SUBSECTION (II)of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Maximum Rate, Prime Rate, or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Maximum Rate, Prime Rate, or the Federal Funds Effective Rate, respectively.

     "APPLICABLE AGENT" means (a) in the case of Domestic Advances or Borrowings consisting of Domestic Advances, Domestic Administrative Agent, and (b) in the case of Canadian Advances or Borrowings consisting of Canadian Advances, Canadian Administrative Agent.

     "APPLICABLE CANADIAN PENSION LEGISLATION" means, at any time, any pension legislation then applicable to Canadian Borrower, including the Employment Pension Plans Act (Alberta), and all regulations made thereunder, each as amended from time to time.

     "APPLICABLE COMMITMENT PERCENTAGE" means, for any Lender, (a) in the case of a Borrowing to Canadian Borrower, the Canadian Commitment Percentage, and (b) in the case of a Borrowing to a Domestic Borrower, the Domestic Commitment Percentage.

     "APPLICABLE CURRENCY" means (a) in the case of a U.S. Dollar Base Rate Advance or a U.S. Dollar Eurocurrency Advance, U.S. Dollars, (b) in the case of a Canadian Dollar Base Rate Advance or a Bankers' Acceptance, Canadian Dollars, and (c) in the case of a Pounds Sterling Eurocurrency Rate Advance, Pounds Sterling.

     "APPLICABLE LENDERS" means (a) in the case of Domestic Advances or Borrowings consisting of Domestic Advances, Domestic Lenders, and (b) in the case of Canadian Advances or Borrowings consisting of Canadian Advances, Canadian Lenders.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (a) such Lender's Domestic Lending Office in the case of a Domestic Advance that is a Base Rate Advance, (b) such Lender's Eurocurrency Lending Office in the case of a Domestic Advance that is a U.S. Dollar Eurocurrency Rate Advance, (c) such Lender's U.K. Lending Office in the case of a Domestic Advance that is a Pounds Sterling Eurocurrency Rate Advance, and (d) such Lender's Canadian Lending Office in the case of a Canadian Advance.

     "APPLICABLE MARGIN" means, on any date of determination of the interest rate for any Eurocurrency Rate Advances, Facility Fees, and any BA Fees, the applicable percentage set forth in the table below for Eurocurrency Rate Borrowings, Facility Fees, or Bankers' Acceptances, as appropriate, which corresponds to

                                   Ex. 4.1-2
the ratings (or implied ratings) established by both S&P and Moody's applicable to Murphy's senior, unsecured, non-credit-enhanced, long-term indebtedness for borrowed money ("INDEX DEBT") on such date of determination:

--------------------------------------------------------------------------------------
                                  APPLICABLE  MARGIN FOR
                              EUROCURRENCY RATE BORROWINGS           APPLICABLE
          RATINGS                      AND BA FEE             MARGIN FOR FACILITY FEES
======================================================================================
         CATEGORY 1

Equal to or higher than A+                 .13%                         .07%
by S&P;

Equal to or higher than A1
by Moody's
--------------------------------------------------------------------------------------
         CATEGORY 2

A- by S&P;                                 .145%                        .08%

A3 by Moody's
--------------------------------------------------------------------------------------
         CATEGORY 3

BBB+ by S&P;                               .175%                        .10%

Baa1 by Moody's
--------------------------------------------------------------------------------------
         CATEGORY 4

BBB by S&P;                                .215%                        .11%

Baa2 by Moody's
--------------------------------------------------------------------------------------
         CATEGORY 5

BBB- by S&P;                               .25%                         .15%

Baa3 by Moody's
--------------------------------------------------------------------------------------
         CATEGORY 6

Lower than BBB- by S&P;                    .30%                         .20%

Lower than Baa3 by
 Moody's
--------------------------------------------------------------------------------------

For purposes of the foregoing: (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 6; (b) if only one of Moody's or S&P shall have in effect a rating for Index Debt, then Murphy and Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (c) if the ratings established by Moody's and S&P shall fall within different Categories, then the Applicable Margin shall be determined by reference to the numerically lower Category (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, then the Applicable Margin shall be determined by reference to Category 1); and (d) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), then such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, then Murphy and Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and


                                   Ex. 4.1-3

S&P shall cease to be in the business of rating corporate debt obligations, then Murphy and Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

     "APPLICABLE RATE" means:

     (a) with respect to U.S. Dollar Base Rate Advances, the Alternate Base
Rate;

     (b) with respect to Canadian Dollar Base Rate Advances, the Canadian Dollar Base Rate;

     (c) with respect to U.S. Dollar Eurocurrency Rate Advances, the Eurocurrency Rate plus the Applicable Margin for Eurocurrency Rate Borrowings; and

     (d) with respect to Pounds Sterling Eurocurrency Rate Advances, the Eurocurrency Rate plus the Applicable Margin for Eurocurrency Rate Borrowings.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee pursuant to SECTION 10.7, and accepted by Domestic Administrative Agent, in substantially the form of EXHIBIT B hereto.

     "AUTHORIZATIONS" means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

     "BA DISCOUNT RATE" means, in respect of a Bankers' Acceptance, the rate quoted by Canadian Administrative Agent at or about 10:00 a.m. (Toronto, Canada time) on the date of acceptance of such Bankers' Acceptance (based on a year of 365 days), as the discount rate at which it would purchase on such date its own bankers' acceptances having terms and amounts similar to the terms and amounts of such Bankers' Acceptance.

     "BA FACILITY" means the bankers' acceptance facility established under
SECTION 2.16.

     "BA FEE" means, in respect of a Bankers' Acceptance, a stamping fee calculated on the Face Amount and duration of such Bankers' Acceptance at a rate per annum equal to the Applicable Margin, payable on the date of creation of such Bankers' Acceptance, calculated on the basis of a 365-day year.

     "BA USAGE" means, as at any date of determination, the aggregate Face Amount (in Dollar Equivalents) of all Bankers' Acceptances created by Canadian Lenders pursuant to SECTION 2.16 that have not been repaid by Canadian Borrower, whether or not due and whether or not held by any Canadian Lender. For purposes of this definition, any Bankers' Acceptance that has been fully cash collateralized in a manner satisfactory to Agents shall be deemed to have been repaid.

     "BANKERS' ACCEPTANCE" means a Draft that has been accepted by a Canadian Lender as provided in SECTION 2.16.

     "BANKERS' ACCEPTANCE PURCHASE PRICE" means, in respect of any Bankers' Acceptance to be purchased by a Canadian Lender, the result (rounded to the nearest whole cent, with one-half of one percent being rounded up) obtained by dividing the Face Amount of such Bankers' Acceptance by the sum of one plus the product of (a) the applicable BA Discount Rate multiplied by (b) a fraction, the numerator of which is the term of maturity of such Bankers' Acceptance and the denominator of which is 365.



                                   Ex. 4.1-4

     "BORROWERS" means Murphy and Subsidiary Borrowers, and "BORROWER" means any one of the Borrowers.

     "BORROWING" means simultaneous Advances of the same Type made ratably by all Domestic Lenders or Canadian Lenders, as the case may be, pursuant to
SECTION 2.1, or the acceptance of Drafts by all Canadian Lenders pursuant to
SECTION 2.16.

     "BUSINESS DAY" means (a) for all purposes other than as covered by CLAUSES
(b) and (c), a day of the year on which banks are not required or authorized to close in New York City, (b) with respect to all notices, determinations, fundings, and payments in connection with any Eurocurrency Rate Advances, any day that is a Business Day described in CLAUSE (a) above and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market, and (c) with respect to all notices, determinations, fundings and payments in connection with Canadian Dollar Base Rate Advances and Bankers' Acceptances, any day (i) that is a Business Day described in CLAUSE (a) above,
(ii) that is not a legal holiday in the Province of Ontario, Canada, and (iii) that is not a day on which banking institutions located in such Province are authorized or required by law or other governmental action to close.

     "CANADIAN ADMINISTRATIVE AGENT" means The Chase Manhattan Bank of Canada and its permitted successor or successors as an administrative agent for Canadian Lenders under this Agreement.

     "CANADIAN ADVANCE" means an Advance to Canadian Borrower.

     "CANADIAN BORROWER" means Murphy Oil Company Ltd., a Canadian corporation.

     "CANADIAN COMMITMENT PERCENTAGE" means, for any Canadian Lender as of any date, the percentage equivalent of the ratio of (a) such Canadian Lender's Maximum Canadian Commitment to (b) the Maximum Canadian Commitments.

     "CANADIAN DOLLAR BASE RATE" means, with respect to any Canadian Dollar Base Rate Advances as of any date of determination the lesser of (a) the Maximum Rate, and (b) the greater of (i) the fluctuating interest rate per annum which Canadian Administrative Agent has announced as its reference rate for determining interest chargeable by it on loans denominated in Canadian Dollars made in Canada, as in effect on such date of determination, and (ii) the BA Discount Rate for such day for bankers' acceptances having an aggregate face amount approximately equal to the aggregate amount of such Canadian Dollar Base Rate Advances and a term of thirty (30) days plus 0.625%. As to any Canadian Dollar Base Rate Advance, the Canadian Dollar Base Rate is a reference rate that varies from time to time and does not necessarily represent the lowest or best rate actually charged to any customer by Canadian Administrative Agent or any Lender for loans denominated in Canadian Dollars. Canadian Administrative Agent and Lenders may make commercial loans or other loans denominated in Canadian Dollars at rates of interest at, above or below the Canadian Dollar Base Rate. The Canadian Dollar Base Rate shall automatically change, without notice to any Borrower, upon any date that Canadian Administrative Agent announces any change in said reference rate or determines that the prevailing BA Discount Rate for such thirty (30) day bankers' acceptances has changed to the extent necessary to reflect any such change.

     "CANADIAN DOLLAR BASE RATE ADVANCE" means an Advance denominated in Canadian Dollars that bears interest based upon the Canadian Dollar Base Rate.

     "CANADIAN DOLLARS" or "Cdn. $" means lawful currency of Canada.


                                   Ex. 4.1-5

     "CANADIAN LENDERS" means the financial institutions (and their respective Canadian Lending Offices) on SCHEDULE 1 having a Maximum Canadian Commitment and their respective assigns who become parties to this Agreement pursuant to the terms and conditions of SECTION 10.7.

     "CANADIAN LENDING OFFICE" means, in relation to each Lender, the office or Affiliate of such Lender specified as its "Canadian Lending Office" opposite its name on SCHEDULE 1 or in the Assignment and Acceptance pursuant to which it became a Lender or such other office or Affiliate of such Lender as such Lender may from time to time specify to Murphy and Agents.

     "CANADIAN USAGE" means, as of any date, the sum of (a) the aggregate principal amount of all outstanding Canadian Advances, and (b) the BA Usage.

     "CHANGE IN CONTROL" means either: (a) any Person or group of related Persons (other than members of the Murphy Family) shall have acquired beneficial ownership of more than thirty-five percent (35%) of the outstanding voting shares of Murphy (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); or (b) during any period of twelve (12) consecutive calendar months, individuals who were Directors of Murphy on the first (1st) day of such period shall cease to constitute at least sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors of Murphy.

     "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "COMMITMENTS" means, for any Lender, such Lender's Global Commitment, Domestic Commitment, Current Canadian Commitment, and Maximum Canadian Commitment.

     "COMPANIES" means Borrowers and their Material Subsidiaries, and "COMPANY" means any one of the Companies.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT H.

     "CONSOLIDATED RECOURSE DEBT" means, as of any date, all Debt of Murphy, on a consolidated basis, that is not Non-Recourse Debt.

     "CONSTITUENT DOCUMENTS" means, for any Person, such Person's articles or certificate of incorporation, articles or certificate of organization or formation, certificate of limited partnership, bylaws, regulations, partnership agreement, constitution, and other instruments or documents evidencing the incorporation, organization, or formation of such Person.

     "COST OF FUNDS RATE" means, with respect to any amounts payable by a Canadian Lender to Canadian Administrative Agent pursuant to SECTION 2.2(c) or
SECTION 2.13(e), the rate of interest charged Canadian Administrative Agent in respect of such amounts by its direct clearing bank in Canada.

     "CURRENT CANADIAN COMMITMENT" means, for any Canadian Lender as of any date, the product of (a) the Designated Canadian Commitment times (b) such Canadian Lender's Canadian Commitment Percentage.

     "CUSTOMARY PERMITTED LIENS" means (a) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs, (b) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any


                                   Ex. 4.1-6
material respect by existing or proposed structures or land use, (c) Liens imposed by mandatory provisions of any Legal Requirement such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any liability whose payment is not yet due or that is being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security have been provided, (d) Liens for taxes, assessments, and governmental charges that are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security have been provided, and (e) any Lien arising pursuant to any order of attachment, distraint, or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security have been provided.

     "CUSTOMARY RECOURSE EXCEPTIONS" means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, and other circumstances customarily excluded by institutional lenders from exculpation provisions.

     "DEBT" means (a) indebtedness for borrowed money, (b) obligations evidenced by or pursuant to bonds, debentures, notes, bankers' acceptances, or other similar instruments, (c) obligations to pay the deferred purchase price of property (excluding obligations under agreements for the purchase of goods in the normal course of business) (d) obligations as lessee under leases which shall have been or should have been recorded as capital leases, (e) obligations as account party under all drawn and unpaid drafts under letters of credit, and
(f) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in SUBSECTIONS (a) through (e) above. Debt, as determined in (A) through (E) above, shall be reduced by any portion of any amounts that relate to minority interests and shall be determined in accordance with GAAP.

     "DEBTOR RELIEF LAWS" means Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and all other applicable federal, state, provincial, or territorial liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Legal Requirements affecting creditors' rights in effect from time to time.

     "DESIGNATED CANADIAN COMMITMENT" means, as of any date, the amount (denominated in U.S. Dollars) of the Global Commitments allocated by Murphy pursuant to SECTION 2.1(b) to be available from Canadian Lenders to Canadian Borrower in Canada.

     "DOLLAR EQUIVALENT" means, on or as of a particular date, (a) in the case of Pounds Sterling, the amount of U.S. Dollars, as conclusively determined by Domestic Administrative Agent, that is required by Domestic Administrative Agent to purchase the relevant amount of Pounds Sterling on or as of such date on the basis of the spot exchange rate therefor in the interbank Eurocurrency market where the foreign currency and exchange operations of Domestic Administrative Agent's Applicable Lending Office are customarily conducted with respect to Pounds Sterling at 11:00 a.m. (or as near thereto as may be practicable), London, England time, on or as of such date, and (b) in the case of Canadian Dollars, the amount of U.S. Dollars, as conclusively determined by Canadian Administrative Agent, that is required by Canadian Administrative Agent to purchase the relevant amount of Canadian Dollars on or as of such date on the basis of the spot exchange rate therefor in the interbank Eurocurrency market where the foreign currency and exchange operations of Canadian Administrative Agent's Applicable Lending Office are customarily conducted with respect to Canadian Dollars as of 11:00 a.m. (or as near thereto as may be practicable), Toronto, Ontario time, on or as of such date.


                                   Ex. 4.1-7

     "DOMESTIC ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, and its permitted successor or successors as an administrative agent for Lenders under this Agreement.

     "DOMESTIC ADVANCE" means an Advance to a Domestic Borrower.

     "DOMESTIC BORROWERS" means all Borrowers other than Canadian Borrower.

     "DOMESTIC COMMITMENT" means, for any Lender (in the aggregate for its Domestic Lending Office and its U.K. Lending Office) as of any date, (a) such Lender's Global Commitment, minus (b) such Lender's (and its Canadian Lending Office) Current Canadian Commitment, and "DOMESTIC COMMITMENTS" means the Domestic Commitment of all Lenders.

     "DOMESTIC COMMITMENT PERCENTAGE" means, for any Domestic Lender as of any date, the percentage equivalent of the ratio of (a) such Domestic Lender's Domestic Commitment to (b) the Domestic Commitments.

     "DOMESTIC LENDERS" means the financial institutions (and their respective Domestic Lending Offices and U.K. Lending Offices) on SCHEDULE 1 having a Domestic Commitment and their respective assigns who become parties to this Agreement pursuant to the terms and conditions of SECTION 10.7.

     "DOMESTIC LENDING OFFICE" means, with respect to each Lender, the office of such Lender or an Affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on SCHEDULE 1 or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender or an Affiliate of such Lender as such Lender may from time to time specify to Murphy and Domestic Administrative Agent.

     "DOMESTIC USAGE" means, as of any date, the aggregate principal amount of all outstanding Domestic Advances.

     "DRAFT" means, at any time, a bill of exchange in substantially the form of EXHIBIT D, or in substantially the form customarily used by Canadian Administrative Agent, in each case drawn by Canadian Borrower on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time, except as otherwise provided herein, has not been accepted by such Canadian Lender as a Bankers' Acceptance.

     "DRAWING DATE" means any Business Day fixed pursuant to SECTION 2.16 for the creation of Bankers' Acceptances.

     "DRAWING NOTICE" has the meaning assigned to that term in SECTION 2.16.

     "ENVIRONMENTAL LAWS" means any and all Legal Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Company is conducting or at any time has conducted business, or where any property of any Company is located, including without limitation, the Oil Pollution Act of 1990, as amended ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Canadian Environmental Protection Act, as amended, the Transportation of Dangerous Goods Act (Canada), as amended, the Canada Water Act, as amended, the National Energy Board Act, as amended, the

                                   Ex. 4.1-8

Canada Petroleum Resources Act, as amended, the Oil and Gas Operations Act (Canada), as amended, the Hazardous Products Act (Canada), as amended, the Environmental Protection and Enhancement Act (Alberta), as amended, the Water Act (Alberta), as amended, the Natural Resources Conservation Board Act (Alberta), as amended, and the Oil and Gas Conservation Act (Alberta), as amended, and other environmental conservation or protection laws. The term "oil" has the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA, or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (b) to the extent the laws of the state, province, or other jurisdiction in which any property of any Company is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and all regulations thereunder, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is a member of a group of which any Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code or under any Applicable Canadian Pension Legislation, as the context may require.

     "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor regulation), as in effect from time to time.

     "EUROCURRENCY LENDING OFFICE" means, with respect to each Lender, the office or Affiliate of such Lender specified as its "Eurocurrency Lending Office" opposite its name on SCHEDULE 1 or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office or Affiliate is specified, its Domestic Lending office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to Murphy and Domestic Administrative Agent.

     "EUROCURRENCY RATE" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the lesser of
(a) the Maximum Rate and (b) in the case of (i) U.S. Dollar Eurocurrency Rate Advances, the U.S. Eurocurrency Rate, and (ii) Pounds Sterling Eurocurrency Rate Advances, the U.K. Eurocurrency Rate. Each determination of the Eurocurrency Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     "EUROCURRENCY RATE ADVANCE" means any U.S. Dollar Eurocurrency Rate Advance or Pounds Sterling Eurocurrency Rate Advance.

     "EUROCURRENCY RATE RESERVE PERCENTAGE" of any Lender for any Eurocurrency Rate Advance means the reserve percentage applicable to such Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) under Regulation D promulgated by the Board of Governors of the Federal Reserve System, or any successor or supplemental regulations, applicable to such Lender on the later of (a) the first (1st) day of the Interest Period then applicable to such Eurocurrency Rate Advance, and (b) the effective date of any such reserve requirement under applicable regulations, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                                   Ex. 4.1-9

     "EVENT OF DEFAULT" has the meaning set forth in SECTION 7.1.

     "FACE AMOUNT" means, in respect of a Draft or Bankers' Acceptance, as the case may be, the amount payable to the holder thereof on its maturity.

     "FACILITY FEE" means the fees payable pursuant to SECTION 2.5(a).

     "FEDERAL FUNDS EFFECTIVE DATE" has the meaning set forth in the definition of "Alternate Base Rate" in this SECTION 1.1.

     "FINANCIAL OFFICER" of any Company means an officer of such Company who is authorized to execute the Loan Documents on behalf of such Company as set forth on a current incumbency certificate delivered to Domestic Administrative Agent.

     "GAAP" means generally accepted accounting principles in the United States of America in effect on the date of determination.

     "GLOBAL COMMITMENT" means, for each Lender (in the aggregate for its Domestic Lending Office, its U.K. Lending Office, and its Canadian Lending Office), the amount set opposite such Lender's name on SCHEDULE 1 as its "Global Commitment," as such amount may be reduced pursuant to SECTION 2.6 or SECTION 2.12, or reduced or increased as a result of an assignment permitted by SECTION 10.7, and "GLOBAL COMMITMENTS" means the Global Commitment for all Lenders in the original amount of $300,000,000, as such amount may be reduced pursuant to
SECTION 2.6 or SECTION 2.12.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "GUARANTEED DEBT" means (a) the several Obligation of all Subsidiary Borrowers, and (b) all costs, expenses, and fees, including, but not limited to, court costs and attorneys' fees, arising in connection with the collection of the several Obligation of all Subsidiary Borrowers.

     "GUARANTY AGREEMENT" has the meaning set forth in SECTION 9.1.

     "HAZARDOUS SUBSTANCE" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

     "INDEX DEBT" has the meaning set forth in the definition of "Applicable Margin" in this SECTION 1.1.

     "INTEREST PERIOD" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period applicable to such Advance, as the case may be, and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one (1) month or two (2), three (3), or six (6) months, as a Borrower may select by notice to the Applicable Agent pursuant to SECTION 2.2(a) or 2.3; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day in New York City, London, and Toronto, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day in all such cities;

                                  Ex. 4.1-10
provided that in the case of any Interest Period for a Eurocurrency Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day in all such cities.

     "LEGAL REQUIREMENT" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, Authorization, or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, ERISA requirements, Applicable Canadian Pension Legislation, energy regulations, and occupational, safety, and health standards or controls, of any Governmental Authority.

     "LIEN" means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind, granted, assumed, or created to secure Debt.

     "LENDERS" means Domestic Lenders and Canadian Lenders, and "LENDER" means any one of the Lenders.

     "LITIGATION" means any suit, action, or proceeding by or before any Governmental Authority.

     "LOAN DOCUMENTS" means (a) this Agreement and the EXHIBITS and SCHEDULES thereto, (b) the notes, if any, Drafts, Bankers' Acceptances, certificates, and other documents delivered pursuant to this Agreement, and (c) all modifications, amendments, renewals, extensions, restatements, or supplements of any of the foregoing.

     "MATERIAL ADVERSE EVENT" means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of Borrowers to perform any of their payment or other material obligations under the Loan Documents or the ability of any Agent or any Lender to enforce any such obligations or any of their respective rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of Murphy, on a consolidated basis, or (c) Potential Default or Event of Default. The phrase "could be a Material Adverse Event" (and any similar phrase herein) means that there is a material probability of such Material Adverse Event occurring, and the phrase "could not be a Material Adverse Event" (and any similar phrase herein) means that there is not a material probability of such Material Adverse Event occurring.

     "MATERIAL PLAN" means, as of any date, a Plan having aggregate Unfunded Liabilities in excess of ten million dollars ($10,000,000).

     "MATERIAL SUBSIDIARY" means, as of any date, one or more Subsidiaries of any Borrower having individually or in the aggregate assets equal to or greater than five percent (5%) of the consolidated assets of Murphy.

     "MATURITY DATE" means December 31, 2002.

     "MAXIMUM AMOUNT" and "MAXIMUM RATE" means, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation owed to such Lender.

     "MAXIMUM CANADIAN COMMITMENT" means, for any Lender, the amount (denominated in U.S. Dollars) set forth opposite such Lender's name on SCHEDULE 1 as its "Maximum Canadian Commitment," as such amount may be reduced pursuant to SECTION 2.6 or SECTION 2.12 or reduced or increased as a result of an assignment permitted by SECTION 10.7, and "MAXIMUM CANADIAN DOLLAR COMMITMENTS" means the

                                  Ex. 4.1-11

Maximum Canadian Commitment of all Lenders in the amount of $150,000,000, as such amount may be reduced pursuant to SECTION 2.6 or SECTION 2.12.

     "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

     "MULTI-EMPLOYER PLAN" means a "Multi-employer plan" as defined in Section 4001(a)(3) of ERISA or in any Applicable Canadian Pension Legislation to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three (3) plan years made or accrued an obligation to make contributions.

     "MURPHY FAMILY" means (a) individuals related by blood or marriage to C. H. Murphy, Jr., and (b) any trust controlled by or for the benefit of any such individuals.

     "NON-RECOURSE DEBT" means, for any Person, any Debt of such Person in respect of which the holder of such Debt may not look to such Person personally for repayment, other than pursuant to Customary Recourse Exceptions.

     "NOTICE OF ALLOCATION" means a notice in the form of EXHIBIT E.

     "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT
A.

     "OBLIGATION" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Agent or any Lender by Borrowers arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, and all fees, costs, and expenses payable under the Loan Documents.

     "OECD" means the Organization for Economic Cooperation and Development.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any entity succeeding to any or all of its functions under ERISA, and any pension commission or similar Governmental Authority constituted under any Applicable Canadian Pension Legislation, as the context may require.

     "PERCENTAGE SHARE" means, when determined for any Lender, the proportion (stated as a percentage) that such Lender's Global Commitment bears to the Global Commitments, or, if the Global Commitments shall have been terminated, then the proportion (stated as a percentage) that the Total Utilization of Commitments owing to such Lender bears to the Total Utilization of Commitments owing to all Lenders.

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof.

     "PLAN" means an employee benefit plan (other than a Multi-employer Plan) maintained for employees of any Borrower or any ERISA Affiliate and covered by Title IV of ERISA or by any Applicable Canadian Pension Legislation, as the context may require.

     "POTENTIAL DEFAULT" means the occurrence of any event that would, upon notice or lapse of time or both, become an Event of Default.

     "POUNDS STERLING" and the sign "(Pounds)" mean lawful currency of the United Kingdom.


                                  EX. 4.1-12

     "POUNDS STERLING EUROCURRENCY RATE ADVANCE" means an Advance denominated in Pounds Sterling that bears interest based upon the Eurocurrency Rate.

     "PRIME RATE" has the meaning set forth in the definition of Alternate Base Rate in this SECTION 1.1.

     "REGISTER" has the meaning set forth in SECTION 10.7(c).

     "REPORTABLE EVENT" means an event described in Section 4043(b) of ERISA or in any Applicable Canadian Pension Legislation, as the context may require, with respect to which any applicable notice requirement has not been waived by the PBGC.

     "REQUIRED LENDERS" means at any time Lenders that in the aggregate (a) hold at least sixty-six and two-thirds (66-2/3%) of the Global Commitments, and (b) after the expiry or termination of the Global Commitments, are owed at least sixty-six and two-thirds percent (66-2/3%) of the Total Utilization of Commitments.

     "SOLVENT" means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its liabilities as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's business. In computing the amount of contingent liabilities at any time; for purposes of determining solvency, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "S&P" means Standard and Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or any successor thereto.

     "SUBSIDIARY" of a Person means any corporation or other similar entity of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation or entity (irrespective of whether or not at the time capital stock of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "SUBSIDIARY BORROWERS" and "SUBSIDIARY BORROWER" have the meaning set forth in the preamble.

     "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

     "TERMINATION DATE" means the Maturity Date or any earlier date of termination in whole of the Global Commitments pursuant to SECTION 2.6 or 7.2.

     "TERMINATION EVENT" means (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of any Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA or under any Applicable Canadian Pension Legislation for the windup (in whole or in part) or termination of, or the appointment of a trustee or administrator to administer, any Plan.


                                  Ex. 4.1-13

     "TOTAL UTILIZATION OF COMMITMENTS" means, as at any date of determination, the sum of (a) the Domestic Usage (valued in Dollar Equivalents), and (b) the Canadian Usage (valued in Dollar Equivalents).

     "TYPE", when used in respect of any Advance or Borrowing, refers to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the Alternate Base Rate, the Canadian Dollar Base Rate, and the Eurocurrency Rate.

     "U.K. EUROCURRENCY RATE" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate at which Domestic Administrative Agent is offered deposits in Pounds Sterling in the Paris interbank market at or about 11:00 a.m. (Paris, France time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period and in an amount equal to (or as nearly equal as may be) to the Eurocurrency Rate Borrowing to which such Interest Period relates.

     "U.K. LENDING OFFICE" means, with respect to each Lender, the office of such Lender or an Affiliate of such Lender specified as its "U.K. Lending Office" opposite its name on SCHEDULE 1 or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender or an Affiliate of such Lender as such Lender may from time to time specify to Murphy and Domestic Administrative Agent.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan determination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most-recent valuation for such Plan, but only to the extent that such excess represents a potential liability of Borrower or an ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA, including, in the case of any Plan governed by or subject to any Applicable Canadian Pension Legislation, any going concern unfunded liability, past service unfunded liability, or solvency deficiency for purposes of any such Applicable Canadian Pension Legislation.

     "U.S. DOLLAR BASE RATE ADVANCE" means an Advance denominated in U.S. Dollars that bears interest based upon the Alternate Base Rate.

     "U.S. DOLLAR EUROCURRENCY RATE ADVANCE" means an Advance denominated in U.S. Dollars that bears interest based upon the Eurocurrency Rate.

     "U.S. DOLLARS and the sign "$" mean lawful currency of the United States of America.

     "U.S. EUROCURRENCY RATE" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason any such rate is not available, then the term "U.S. Eurocurrency Rate" means for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the Applicable Agent at or before 11:00 a.m. (London, England time) two (2) Business Days prior to the first (1st) day of such Interest Period to be the arithmetic average of the prevailing rates per annum at the time of determination in accordance with the then existing practice in the applicable market for the offering to the Applicable Agent by one (1) or more prime banks selected by the Applicable Agent in its sole discretion, in the London interbank market of deposits in U.S. Dollars for delivery on the first (1st) day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the U.S. Dollar Eurocurrency Rate Borrowing to which

                                  Ex. 4.1-14
such Interest Period relates.

     "WITHHOLDING TAXES" has the meaning set forth in SECTION 2.14.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All financial reports furnished to any Agent or any Lender hereunder shall be prepared in accordance with GAAP. All comparative reports will have prior periods restated, if necessary, to reflect any material differences in reported results of operations or financial position.

     1.3   OTHER REFERENCES.  Unless otherwise specified in the Loan Documents:
(a) "or" is not exclusive; (b) a reference to a Legal Requirement includes any amendment or modification to such Legal Requirement; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument, or document shall include such agreement, instrument, or document as the same may be amended, modified, or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (f) all references to SECTIONS, SCHEDULES, or EXHIBITS in a Loan Document shall be to Sections, Schedules, or Exhibits of such Loan Document, unless otherwise indicated; and (g) all EXHIBITS to this Agreement shall be incorporated into this Agreement.

                                  SECTION 2.

                       AMOUNTS AND TERMS OF THE ADVANCES

     2.1   COMMITMENTS; LOANS.

     (a) COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, each Lender hereby severally agrees to make Advances as described in this SECTION 2.1 that are, pursuant to the terms of this SECTION 2.1, to be made by such Lender. The commitments of Lenders to make such Advances consist of the Domestic Commitments of Domestic Lenders and the Maximum Canadian Commitments of Canadian Lenders.

     (b) ALLOCATION OF COMMITMENTS. Murphy shall allocate the aggregate amount of the Global Commitments so that the sum of Designated Canadian Commitment and the Domestic Commitments, in each case in Dollar Equivalents, equals the Global Commitments then in effect. The initial amount of the Designated Canadian Commitment and the Domestic Commitments and of each Lender's Global Commitment, Maximum Canadian Commitment, Current Canadian Commitment, and Domestic Commitment are set forth opposite its name on SCHEDULE 1. Murphy shall, effective as of the first (1st) day of each calendar quarter, commencing on January 1, 1998, be entitled to change the amount of the Global Commitments allocated in Dollar Equivalents to the Designated Canadian Commitment and the Domestic Commitments by delivering a Notice of Allocation to Domestic Administrative Agent at least ten (10) days prior to date upon which such allocation is to be effective; provided that:

          (i) the sum of (A) the Designated Canadian Commitment, plus (B) the Domestic Commitments, shall always equal the amount of the Global Commitments then in effect;

          (ii) the Designated Canadian Commitment may not be reduced to an amount that is less than the outstanding Canadian Usage;

          (iii) the Domestic Commitments may not be reduced to an amount that is less than the outstanding Domestic Usage;


                                  Ex. 4.1-15

          (iv) the Designated Canadian Commitment shall not exceed the Maximum Canadian Commitments then in effect.

Domestic Administrative Agent shall promptly notify each Lender of any change in such Lender's Current Canadian Commitment and Domestic Commitment. If Murphy shall request that the Designated Canadian Commitment be increased or decreased at any other time, then Domestic Administrative Agent and Lenders agree to consider such request within ten (10) Business Days of such request.

    (c) DOMESTIC ADVANCES. Each Domestic Lender severally agrees, subject to the limitations set forth herein, to make Advances in U.S. Dollars and/or Pounds Sterling to Domestic Borrowers from time to time on any Business Day during the period from the date hereof to but excluding the Termination Date.

    (d) CANADIAN ADVANCES. Each Canadian Lender severally agrees, subject to the limitations set forth herein, to make Advances in U.S. Dollars and/or Canadian Dollars to Canadian Borrower from time to time on any Business Day during the period from the date hereof to but excluding the Termination Date.

    (e) ADDITIONAL LIMITATIONS ON ADVANCES. Anything contained in this Agreement to the contrary notwithstanding, the Commitments, and the Advances made pursuant thereto, shall be subject to the following limitations:

          (i) each Borrowing by a Borrower shall be in an aggregate amount of not less than the Dollar Equivalent of U.S. $7,500,000 (except as provided in SECTION 2.16(A)) and shall consist of Advances of the same Type made on the same day by Lenders ratably according to their Applicable Commitment Percentage;

          (ii) The amounts of the Global Commitments, the Maximum Canadian Commitments, the Designated Canadian Commitment, and the Domestic Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to SECTION 2.6;

          (iii) Each Lender's Global Commitment, Maximum Canadian Commitment, Current Canadian Commitment, and Domestic Commitment shall expire on the Termination Date;

          (iv) the Total Utilization of Commitments shall not at any time exceed the Global Commitments then in effect;

          (v) the sum of (A) each Lender's Canadian Commitment Percentage times the Canadian Usage plus (B) such Lender's Domestic Commitment Percentage times the Domestic Usage, shall not at any time exceed such Lender's Global Commitment then in effect;

          (vi) the product of each Canadian Lender's Canadian Commitment Percentage times the Canadian Usage shall not exceed the lesser of such Lender's (A) Maximum Canadian Commitment, and (B) Current Canadian Commitment; and

          (vii) the product of each Domestic Lender's Domestic Commitment Percentage times the Domestic Usage shall not exceed such Lender's Domestic Commitment.

    (f) REVOLVING FACILITY. Within the limits and on the conditions set forth in this Agreement, Borrowers may from time to time borrow under this SECTION 2.1, prepay under SECTION 2.7(b) and SECTION 2.7(c) or SECTION 2.16(h)(ii), and reborrow under this SECTION 2.1.

                                  Ex. 4.1-16

     (g) CURRENCY OPTIONS. The Advances may from time to time be (i) U.S. Dollar Base Rate Advances, (ii) U.S. Dollar Eurocurrency Rate Advances, (iii) Canadian Dollar Base Rate Advances, or (iv) Pounds Sterling Eurocurrency Rate Advances, or a combination thereof, as determined by the applicable Borrower and notified to the Applicable Agent in accordance with SECTIONS 2.1, 2.2, or 2.3.

     2.2  MAKING ADVANCES.

     (a) NOTICE OF BORROWING. Each Borrowing (other than Borrowings made pursuant to SECTION 2.16 for the purpose of reimbursing any Lender for the Face Amount of any matured Bankers' Acceptance) shall be made pursuant to a Notice of Borrowing, given (i) in the case of a Borrowing consisting of U.S. Dollar Base Rate Advances made or to be made by Domestic Lenders, not later than 11:00 a.m. (New York City time) on the date of the proposed Borrowing, (ii) in the case of a Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances made or to be made by Domestic Lenders, not later than 11:00 a.m. (New York City time) three
(3) Business Days prior to the date of the proposed Borrowing, (iii) in the case of a Borrowing consisting of Canadian Dollar Base Rate Advances, not later than 11:00 a.m. (Toronto, Ontario time) on the date of the proposed Borrowing, (iv) in the case of a Borrowing consisting of U.S. Dollar Base Rate Advances made or to be made by Canadian Lenders, not later than 11:00 a.m. (Toronto, Ontario time) on the date of the proposed Borrowing, (v) in the case of a Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances made or to be made by Canadian Lenders, not later than 11:00 a.m. (Toronto, Ontario time) three (3) Business Days prior to the date of the proposed Borrowing, and (vi) in the case of a Borrowing consisting of Pounds Sterling Eurocurrency Rate Advances, not later than 11:00 a.m. (London, England time) three (3) Business Days prior to the date of the proposed Borrowing, by the requesting Borrower to the Applicable Agent, which shall give to each Applicable Lender prompt notice thereof by cable or telecopy. Each Notice of a Borrowing shall specify (A) the Borrower requesting the Borrowing, (B) the date of such Borrowing, (C) whether such Borrowing will be denominated in Canadian Dollars, U.S. Dollars, or, in the case of a Domestic Borrower, Pounds Sterling, (D) the Type of Advances comprising such Borrowing, (E) the amount of such Borrowing, and (F) if applicable, the Interest Period. Each Domestic Lender shall, before 12:00 noon (New York City time) on the date of any such Borrowing, make available for the account of its Applicable Lending Office to Domestic Administrative Agent at its address referred to in SECTION 10.2, in same day funds, such Domestic Lender's Applicable Commitment Percentage of such Borrowing in the Applicable Currency. Each Canadian Lender shall, before 12:00 noon (Toronto, Ontario time) on the date of any such Borrowing, make available for the account of its Applicable Lending Office to Canadian Administrative Agent at its address referred to in
SECTION 10.2, in same day funds, such Canadian Lender's Applicable Commitment Percentage of such Borrowing in the Applicable Currency. Upon the Applicable Agent's receipt of such funds and upon fulfillment of the conditions precedent set forth in SECTION 3.2, the Applicable Agent will make such funds available to the applicable Borrower at the Applicable Agent's aforesaid address.

     (b) NOTICES IRREVOCABLE. Each Notice of Borrowing shall be irrevocable and binding on the requesting Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the requesting Borrower shall indemnify each Lender against any loss, cost, or expense incurred by such Lender as a result of any failure by such Borrower to complete such Borrowing, which losses, costs, and expenses include, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance is not made on such date.

     (c) FUNDING; FAILURE TO FUND. Unless the Applicable Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's Applicable Commitment Percentage of such Borrowing in the Applicable Currency, the Applicable Agent may assume that each Applicable Lender has made such portion available to the Applicable

                                  Ex. 4.1-17

Agent on the date of such Borrowing in accordance with SECTION 2.2(a), and the Applicable Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that any Applicable Lender shall not have so made such Applicable Commitment Percentage available to the Applicable Agent, then such Applicable Lender and the requesting Borrower (following such Applicable Lender's failure to pay following demand by the Applicable Agent) severally agree to repay to the Applicable Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Applicable Agent, at a rate per annum equal to (i) in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Borrowing, (ii) in the case of any Domestic Lender, an interest rate equal at all times to the Federal Funds Effective Rate, and (iii) in the case of any Canadian Lender, an interest rate equal at all times to the Cost of Funds Rate. If such Applicable Lender shall advance to the Applicable Agent such corresponding amount, then such amount so repaid shall constitute such Applicable Lender's Advance as part of such Borrowing for purposes of this Agreement. If such Borrower shall repay such corresponding amount, then the Applicable Lender shall remain liable to pay to the Applicable Agent an amount equal to the difference, if any, between the amount payable by such Applicable Lender pursuant to (ii) or (iii) of this
SECTION 2.2(c), as the case may be, and the amount so repaid by such Borrower. The interest payable by any Lender to any Agent pursuant to this SECTION shall not affect the interest otherwise payable by the applicable Borrower pursuant to
SECTION 2.8.

     (d) OBLIGATIONS SEVERAL. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing; provided that no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     2.3 CONVERSION AND CONTINUATION OF BORROWINGS. Any Domestic Borrower shall have the right at any time upon prior irrevocable notice to Domestic Administrative Agent (a) not later than 12:00 noon (New York City time) on the date of conversion, to convert any Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances into a Borrowing consisting of U.S. Dollar Base Rate Advances, (b) not later than 11:00 a.m. (New York City time) three (3) Business Days prior to conversion or continuation, to convert any Borrowing consisting of U.S. Dollar Base Rate Advances into a Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances or to continue any Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances for an additional Interest Period, and (c) not later than 11:00 a.m. (London, England time) three (3) Business Days prior to continuation, to continue any Borrowing consisting of Pounds Sterling Eurocurrency Rate Advances for an additional Interest Period. Canadian Borrower shall have the right at any time upon prior irrevocable notice to Canadian Administrative Agent (a) not later than 11:00 a.m. (Toronto, Ontario time) on the date of conversion, to convert any Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances into a Borrowing consisting of U.S. Dollar Base Rate Advances, and (b) not later than 11:00 a.m. (Toronto, Ontario time) three (3) Business Days prior to conversion or continuation, to convert any Borrowing consisting of U.S. Dollar Base Rate Advances into a Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances or continue any Borrowing consisting of U.S. Dollar Eurocurrency Rate Advances for an additional Interest Period. Each conversion or continuation described above is subject to the following:

          (i) each conversion or continuation shall be made pro rata among Lenders in accordance with the respective principal amounts of the Advances comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an amount equal to or greater than $7,500,000;

                                  Ex. 4.1-18

          (iii) accrued interest on an Advance being converted shall be paid by such Borrower at the time of conversion;

          (iv) if any Borrowing consisting of Eurocurrency Rate Advances is converted at a time other than the end of the Interest Period applicable thereto, then the applicable Borrower shall pay, upon demand, any amounts due to Lenders pursuant to SECTION 2.10(C) as a result of such conversion;

          (v) no Interest Period may be selected for any Borrowing consisting of Eurocurrency Rate Advances that would end later than the Maturity Date; and

          (vi) no more than ten (10) Interest Periods shall be in effect with respect to U.S. Dollar Eurocurrency Rate Advances to Domestic Borrowers, no more than ten (10) Interest Periods shall be in effect with respect to U.S. Dollar Eurocurrency Rate Advances to Canadian Borrower, and no more than six (6) Interest Periods shall be in effect with respect to Pounds Sterling Eurocurrency Rate Advances to Domestic Borrowers.

     Each notice pursuant to this SECTION 2.3 shall be irrevocable and shall refer to this Agreement and specify (A) the applicable Borrower, (B) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (C) whether such Borrowing is to be converted to or continued as a Borrowing consisting of U.S. Dollar Base Rate Advances or Eurocurrency Rate Advances, as the case may be, (D) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and (E) if such Borrowing is to be converted to or continued as a Borrowing consisting of Eurocurrency Rate Advances, then the Interest Period with respect thereto.
If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing consisting of Eurocurrency Rate Advances, then such Borrower shall be deemed to have selected an Interest Period of one (1) month's duration. The Applicable Agent shall advise Lenders of any notice given pursuant to this SECTION 2.3 and of each Lender's Applicable Commitment Percentage of any converted or continued Borrowing. If any Borrower shall not have given notice in accordance with this SECTION 2.3 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this SECTION 2.3 to convert such Borrowing), then (x) in the case of U.S. Dollar Eurocurrency Rate Advances, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a Borrowing consisting of U.S. Dollar Base Rate Advances, and (y) in the case of Pounds Sterling Eurocurrency Rate Advances, the applicable Borrower shall be deemed to have requested a U.S. Dollar Base Rate Advance in an amount equal to the Dollar Equivalent of such Pounds Sterling Eurocurrency Rate Advances, the proceeds of which shall, subject to the conditions precedent in SECTION 3.2, be applied to the repayment of such Pounds Sterling Eurocurrency Rate Advances at the end of the Interest Period applicable thereto (unless otherwise repaid pursuant to the terms hereof).

     2.4  LOAN ACCOUNTS.

     (a) BY EACH LENDER. Each Lender shall maintain on its books loan accounts in the name of each Borrower in which shall be recorded all Advances made by such Lender to each Borrower, the interest rate, the currency, and the maturity date of each such Advance and all payments of principal and interest made by each Borrower with respect to such Advances.

     (b) BY AGENTS. Domestic Administrative Agent shall maintain on its books a set of accounts in which shall be recorded all Advances made by Domestic Lenders to each Domestic Borrower, the interest rates, the currency, and maturity dates of such Advances and all payments of principal and interest made thereon. Canadian Administrative Agent shall maintain on its books a set of accounts in which shall be recorded all Advances made by Canadian Lenders to Canadian Borrower, the interest rates, the currency, and

                                  Ex. 4.1-19
maturity dates of such Advances and all payments of principal and interest made thereon.

     (c) EVIDENCE OF AMOUNT. The loan accounts or records maintained by Agents and each Lender shall be conclusive evidence absent manifest error of the amount of the Advances made by Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing by such Borrower with respect to the Advances received by such Borrower.

     (d) NOTES. Upon the request of any Lender made through the Applicable Agent, the Advances made by such Lender may be evidenced by one or more notes in substantially the form of EXHIBIT F, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its note(s) the date, amount, and maturity of each Advance made by it and the amount of each payment of principal made by Borrowers with respect thereto. Each such Lender is irrevocably authorized by Borrowers to endorse its note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error by a Lender in making, a notation thereon with respect to any Advance shall not limit or otherwise affect the obligation of any Borrower hereunder or under any such Note to such Lender with respect to any Advances received and not repaid.

     2.5  FEES.

     (a) FACILITY FEES. Murphy shall pay to Domestic Administrative Agent, for the benefit of Domestic Lenders, a facility fee on the average daily amount of the Domestic Commitments (whether used or unused) for the period from and including the date hereof up to but excluding the Termination Date at a rate per annum equal to the Applicable Margin for Facility Fees. Murphy (on behalf of Canadian Borrower) shall pay to Canadian Administrative Agent, for the benefit of Canadian Lenders, a facility fee on the average daily amount of the Current Canadian Commitments (whether used or unused) for the period from and including the date hereof up to but excluding the Termination Date at a rate per annum equal to the Applicable Margin for Facility Fees. Accrued facility fees shall be payable in arrears, commencing on December 31, 1997, and thereafter, quarterly on the last day of each March, June, September, and December during the term hereof and on the Termination Date.

     (b) FEES OF DOMESTIC ADMINISTRATIVE AGENT AND ARRANGER. Murphy shall pay to Domestic Administrative Agent and Arranger, solely for their own respective accounts, the fees described in the separate letter agreement dated September 30, 1997 among Murphy, Domestic Administrative Agent, and Arranger on the dates specified therein.

     2.6 OPTIONAL REDUCTION OF THE COMMITMENTS. Murphy shall have the right, upon at least two (2) Business Days' irrevocable notice to Agents, to terminate in whole or reduce ratably in part the Global Commitments; provided, however, that (a) each partial reduction shall be in the aggregate amount of $10,000,000 or a greater integral multiple of $1,000,000, (b) no such termination or reduction shall be made which would reduce the Global Commitments to an amount less than the Total Utilization of Commitments, and (c) any partial reduction of the Global Commitments shall reduce the Maximum Canadian Commitments by an amount equal to fifty percent (50%) of the amount of the reduction in the Global Commitments. Agents shall promptly thereafter notify each Lender of such termination or reduction. No reduction shall reduce the Maximum Canadian Commitments to an amount that is less than the Canadian Usage, or the Domestic Commitments to an amount that is less than the Domestic Usage. Murphy's notice to Agents shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Any such termination or reduction of the Global Commitments shall be effective on the date specified in Murphy's notice and shall reduce the Global Commitment of each Lender, the Domestic Commitment of each Domestic Lender, and, if necessary, the Canadian Commitment of each Canadian Lender, ratably in accordance with its Percentage Share.

                                  Ex. 4.1-20

     2.7  REPAYMENT OF ADVANCES; PREPAYMENT.

     (a) TERMINATION DATE. On the Termination Date, each Domestic Borrower shall repay to Domestic Administrative Agent, in the Applicable Currency and for the account of each Domestic Lender, the unpaid principal amount of each Domestic Advance to such Domestic Borrower made by each Domestic Lender. On the Termination Date, each Canadian Borrower shall repay to Canadian Administrative Agent, in the Applicable Currency and for the account of each Canadian Lender, the unpaid principal amount of each Canadian Advance to such Canadian Borrower made by each Canadian Lender.

     (b) VOLUNTARY PREPAYMENTS. Any Borrower may, on notice given to the Applicable Agent (i) in the case of U.S. Dollar Base Rate Advances made by Domestic Lenders, not later than 11:00 a.m. (New York City time) on the date of the proposed prepayment, (ii) in the case of U.S. Dollar Eurocurrency Rate Advances made by Domestic Lenders, not later than 11:00 a.m. (New York City time) three (3) Business Days prior to the day of the proposed prepayment, (iii) in the case of U.S. Dollar Base Rate Advances made by Canadian Lenders, not later than 11:00 a.m. (Toronto, Ontario time) on the date of the proposed prepayment, (iv) in the case of U.S. Dollar Eurocurrency Rate Advances made by Canadian Lenders, not later than 11:00 a.m. (Toronto, Ontario time) three (3) Business Days prior to the date of the proposed prepayment, (v) in the case of Canadian Dollar Base Rate Advances, not later than 11:00 a.m. (Toronto, Ontario time) on the date of the proposed prepayment, and (vi) in the case of Pounds Sterling Eurocurrency Rate Advances, not later than 11:00 a.m. (New York City time) three (3) Business Days prior to the day of the proposed prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, then such Borrower shall prepay the outstanding principal amounts of the Advances constituting part of the same Borrowing in whole or ratably in part; provided, however, that any such partial prepayment shall be in an aggregate principal amount not less than the Dollar Equivalent of U.S. $7,500,000 (or, if less, the unpaid principal of such Advance), and provided further, that any such prepayment of Eurocurrency Rate Advances shall be subject to the provisions of SECTION 2.10(c). The Applicable Agent shall promptly notify each Lender of any prepayments pursuant to this SECTION 2.7(b) promptly after receipt of any such prepayment. Borrowers shall have no right to prepay any principal amount of any Advance except as expressly set forth in this
SECTION 2.7(b) and as required by SECTION 2.7(c). If any Borrower shall repay all or any portion of any Eurocurrency Rate Advance on the last day of the Interest Period therefor, then such repayment shall be considered to be a prepayment pursuant to this SECTION 2.7(b).

     (c) MANDATORY PREPAYMENTS. If as of the last day of any calendar quarter or the date of any Advance (i) the sum of (A) the outstanding amount of all Borrowings (valued in Dollar Equivalents), plus (B) the BA Usage (valued in Dollar Equivalents) exceeds the Global Commitments in effect on such date, (ii) the Canadian Usage exceeds the Designated Canadian Commitment, or (iii) the Domestic Usage exceeds the Domestic Commitments, then Borrowers shall prepay Borrowings in an amount equal to any such excess.

     2.8 INTEREST. Each Borrower shall pay interest on each Advance to such Borrower made by each Lender from the date of such Advance until paid in full, as follows:

     (a) RATE ON ADVANCES. The unpaid principal of each Advance shall bear interest from the date of Advance to the date of repayment thereof at a rate per annum that shall be equal to the Applicable Rate.

     (b) DEFAULT AMOUNTS. All past-due amounts of the principal of, and (to the fullest extent permitted by law) interest on, any Advance or the Face Amount of any Bankers' Acceptance not reimbursed in full on the maturity date of such Bankers' Acceptance shall bear interest from the date such amount becomes due until paid in full, payable on demand, at a rate per annum equal at all times to the lesser of: (i) the Maximum Rate; and (ii) in the case of (A) Canadian Dollar Base Rate Advances and the unreimbursed Face Amount of any Bankers' Acceptance, the sum of the Canadian Dollar Base Rate in effect from time to time plus one percent (1%), (B) Pounds Sterling Eurocurrency Rate Advances, the sum of the Applicable

                                  Ex. 4.1-21

Rate plus one percent (1%), and (C) all other Advances, the sum of the Alternate Base Rate in effect from time to time plus one percent (1%).

     (c)  PAYMENT OF INTEREST ON ADVANCES.   Interest on each Eurocurrency Rate
Advance shall be due and payable as it accrues on the last day of its respective Interest Period; provided that if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date that is three (3) months after the commencement of such Interest Period. Interest on each U.S. Dollar Base Rate Advance and each Canadian Dollar Base Rate Advance shall be due and payable as it accrues on the last day of each March, June, September, and December, commencing on December 31, 1997, and on the Termination Date.

     2.9  LIMITATION ON EUROCURRENCY RATE ADVANCES.

     (a) INADEQUACY. If the Required Lenders shall notify the Applicable Agent that the Eurocurrency Rate for any Eurocurrency Rate Borrowing will not adequately reflect the cost to the Required Lenders of making or funding their respective Eurocurrency Rate Advances for such Eurocurrency Rate Borrowing, then the right of Borrowers to select Eurocurrency Rate Advances for any subsequent Borrowing shall be suspended until the Applicable Agent notifies Murphy and Lenders that the circumstances causing such suspension no longer exist, and any request by any Borrower for a Eurocurrency Rate Advance shall be deemed to be a request for a U.S. Dollar Base Rate Advance.

     (b) BASIS UNAVAILABLE. If, on or prior to the determination of any Eurocurrency Rate for any Interest Period, the Applicable Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates provided in the definition of "Eurocurrency Rate" in SECTION
1.1 are not being provided for the relevant maturities for purposes of determining rates of interest for Eurocurrency Rate Advances as provided herein, then the Applicable Agent shall give Murphy prompt notice thereof, and so long as such condition remains in effect, the Applicable Lenders shall be under no obligation to make additional Eurocurrency Rate Advances or continue or convert into Eurocurrency Rate Advances.

     2.10 INCREASED COSTS; INCREASED CAPITAL; PREPAYMENTS.

     (a) INCREASED COSTS. If due to either (i) the passage of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any Legal Requirement, or (ii) the compliance with any guideline received from any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining Eurocurrency Rate Advances, then the applicable Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Applicable Agent), pay to the Applicable Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. Increased costs shall not include income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings imposed, levied, collected, withheld, or assessed by the United States of America or Canada or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or of the country in which any Lender's principal office or Applicable Lending office may be located or any political subdivision or taxing authority thereof or therein. Each Lender agrees that, upon the occurrence of any event giving rise to a demand under this SECTION 2.10(a) with respect to the Eurocurrency Lending Office of such Lender, it will, if requested by any Borrower and to the extent permitted by law or the relevant Governmental Authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in costs resulting from such event by endeavoring to change its Eurocurrency Lending Office; provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, incurs no economic, legal, or regulatory disadvantage. A certificate as to the amount of and specifying in reasonable detail the basis for such increased cost, submitted to such Borrower and the Applicable Agent by such Lender, shall constitute such demand and shall, in the absence of manifest error, be


                                  Ex. 4.1-22
conclusive and binding for all purposes.

     (b) CAPITAL. If either (i) the passage of or any change after the date hereof in or in the interpretation of, any Legal Requirement, or (ii) the compliance by any Lender with any guideline received from any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender determines that the amount of such capital is increased by or based upon the existence of its Advances or Commitment, then the applicable Borrowers shall, from time to time, upon demand by such Lender (with a copy of such demand to the Applicable Agent), immediately pay to the Applicable Agent for the account of such Lender additional amounts sufficient to compensate such Lender to the extent that such Lender determined such increase in capital to be allocable to the existence of such Lender's Advances or Commitment. Each Lender agrees that, upon the occurrence of any event giving rise to a demand under this SECTION 2.10(b) with respect to the Applicable Lending Office of such Lender, it will, if requested by any Borrower and to the extent permitted by law or the relevant Governmental Authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in cost resulting from such event by endeavoring to change its Applicable Lending Office; provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, incurs no economic, legal, or regulatory disadvantage. A certificate as to the amount of such increased capital and specifying in reasonable detail the basis therefor, submitted to such Borrower and the Applicable Agent by such Lender, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

     (c) FUNDING LOSSES. If any payment of principal of any Eurocurrency Rate Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for a Eurocurrency Rate Advance or as a result of a payment pursuant to SECTION 2.7(b) or SECTION 2.7(c), or as a result of acceleration of the maturity of the Advances pursuant to SECTION 7.2, or for any other reason, or if any Borrower fails to convert or continue any Advance hereunder after irrevocable notice of such conversion or continuation has been given pursuant to SECTION 2.3, Borrowers shall, upon demand by such Lender (with a copy of such demand to the Applicable Agent), pay to the Applicable Agent for the account of such Lender any amounts required to compensate such Lender for any losses, costs, or expenses which it may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance. A certificate of such Lender setting forth the amount demanded hereunder and the basis therefor shall, in the absence of manifest error, be conclusive and binding for all purposes.

     2.11 ADDITIONAL INTEREST ON EUROCURRENCY RATE ADVANCES. Each Borrower shall pay to the Applicable Agent, for the account of each Lender, any costs which such Lender determines are attributable to such Lender's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Applicable Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender, from the later of (a) the date of such Advance, and (b) the effective date of such reserve requirement under applicable regulations, until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the applicable period for such Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to one-hundred percent (100%) minus the Eurocurrency Rate Reserve Percentage of such Lender for such period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Applicable Agent. A certificate setting forth the amount of such additional interest, submitted to Borrowers and the Applicable Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.


                                  Ex. 4.1-23

     2.12 CHANGE IN LEGALITY. If any Lender shall notify the Applicable Agent that the passage of or any change after the date hereof in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or any of its lending offices to perform its obligations hereunder to make, fund, or maintain Eurocurrency Rate Advances hereunder, then the right of any Borrower to select Eurocurrency Rate Advances from such Lender for any Borrowing shall be suspended until such Lender shall notify the Applicable Agent that the circumstances causing such suspension no longer exist. If the obligation of any Lender to make, continue, or convert into Eurocurrency Rate Advances shall be suspended, then (a) all U.S. Dollar Eurocurrency Rate Advances that would otherwise be made by such Lender shall be made instead as U.S. Dollar Base Rate Advances, and (b) Pounds Sterling Eurocurrency Rate Advances from such Lender shall be unavailable. If such Lender so requests by notice to the Applicable Agent, then (i) all U.S. Dollar Eurocurrency Rate Advances of such Lender then outstanding shall be automatically converted into U.S. Dollar Base Rate Advances on the date specified by such Lender in such notice, and, to the extent that Eurocurrency Rate Advances are so made as (or converted into) U.S. Dollar Base Rate Advances, all payments of principal which would otherwise be applied to such Lender's Eurocurrency Rate Advances shall be applied instead to its U.S. Dollar Base Rate Advances, and (ii) the applicable Borrower shall be deemed to have requested U.S. Dollar Base Rate Advances in an amount equal to the Dollar Equivalent of all outstanding Pounds Sterling Eurocurrency Rate Advances, the proceeds of which shall be applied to the repayment of such Pounds Sterling Eurocurrency Rate Advances. Notwithstanding the foregoing, if any Lender shall notify the Applicable Agent of the occurrence of the circumstances described in this SECTION 2.12, then, provided that (A) no Event of Default exists, and (B) the circumstances resulting in such notice are not applicable to all Lenders, Borrowers may terminate the Commitments of such Lender in whole but not in part, by either (1) (x) giving such Lender and the Applicable Agent not less than five (5) Business Days' written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and the Applicable Agent and shall specify the date of such termination, and (y) paying such Lender on such date the outstanding principal of, and interest on, all Advances made by such Lender and any other Obligation owed to such Lender, if any, or (2) pursuant to the provisions of SECTION 10.7, proposing the introduction of a replacement Lender satisfactory to Domestic Administrative Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitments of the Lender whose Commitments are being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender that is being terminated shall cease to be a "Lender" for purposes of this Agreement, provided that Borrowers shall continue to be obligated to such Lender under SECTION 10.15 with respect to Indemnified Liabilities (as defined in such SECTION) arising prior to such termination. If Borrowers terminate the Commitments of any Lender pursuant to CLAUSE (1) above, then the Global Commitments and, as appropriate, the Maximum Canadian Commitments shall be reduced accordingly.

     2.13 PAYMENTS AND COMPUTATIONS.

     (a) PAYMENTS. Domestic Borrowers shall make all payments in support of any Borrowing denominated in any currency in the same currency and shall make all payments not later than 11:00 a.m. (New York City time) on the date when due to Domestic Administrative Agent, for the ratable benefit of Domestic Lenders, at its address referred to in SECTION 10.2 in same-day funds. Canadian Borrower shall make all payments in support of any Borrowing or Bankers' Acceptance denominated in any currency in the same currency and shall make all payments not later than 11:00 a.m. (Toronto, Ontario time) on the date when due to Canadian Administrative Agent, for the ratable benefit of Canadian Lenders, at its address referred in SECTION 10.2 in same-day funds. The Applicable Agent will promptly thereafter cause to be distributed like funds to all Lenders entitled thereto for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

     (b) COMPUTATIONS. All computations of (i) interest on U.S. Dollar Base Rate Advances, Canadian Dollar Base Rate Advances, and Pounds Sterling Eurocurrency Rate Advances, and (ii) Facility

                                  Ex. 4.1-24

Fees shall be made by the Applicable Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest on U.S. Dollar Eurocurrency Rate Advances shall be made by the Applicable Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first (1st) day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Applicable Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) INTEREST ACT (CANADA). Whenever interest is calculated on the basis of a year of 360 or 365 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, as the case may be. All interest shall be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

     (d) BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, then such payment shall be made on the next preceding Business Day.

     (e) DISTRIBUTION OF PAYMENTS. Unless the Applicable Agent shall have received notice from any Borrower prior to the date on which any payment is due to Lenders hereunder that such Borrower will not make such payment in full, the Applicable Agent may assume that such Borrower has made such payment in full to the Applicable Agent on such date and the Applicable Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Applicable Agent, then (i) each Domestic Lender shall repay to Domestic Administrative Agent forthwith on demand such amount distributed to such Domestic Lender together with interest thereon, for each day from the date such amount is distributed to such Domestic Lender until the date such Domestic Lender repays such amount to Domestic Administrative Agent, at a per annum rate equal to the Federal Funds Effective Rate, and (ii) each Canadian Lender shall repay to Canadian Administrative Agent forthwith on demand such amount distributed to such Canadian Lender together with interest thereon, for each day from the date such amount is distributed to such Canadian Lender until the date such Canadian Lender repays such amount to Canadian Administrative Agent, at a per annum interest rate equal at all times to the Cost of Funds Rate. The interest payable by any Lender to any Agent pursuant to this SECTION shall not affect the interest otherwise payable by the applicable Borrower pursuant to SECTION 2.8.

     2.14 TAXES ON PAYMENTS.

     (a) WITHHOLDING TAXES. All payments made by Borrowers under this Agreement shall be made free and clear of, and without reduction for or on account of, any income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings, imposed, levied, collected, withheld, or assessed by the United States of America or Canada (or by any political subdivision or taxing authority thereof or therein) as a result of (i) the introduction after the date hereof of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (ii) any change after the date hereof in any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iii) any change after the date hereof in the interpretation or application of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iv) any such taxes, imposts, duties, charges, fees, deductions, or withholdings being imposed, levied, collected, withheld, or assessed at a greater rate than the rate that would have been applicable had such an introduction or change not been made, but only to the extent of the increase in such rate ("WITHHOLDING TAXES"). If any Withholding Taxes are required to be withheld from any amounts payable to or for the account of any Lender hereunder, then the amounts so payable to or for the account of


                                  Ex. 4.1-25
such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Withholding Taxes including Withholding Taxes on all such additional amounts) interest or any such other amounts payable hereunder at the rates or in the amounts payable to or for the account of such Lender under this Agreement prior to such introduction or change. Whenever any Withholding Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Applicable Agent, for the account of such Lender, a certified copy of an original official receipt showing payment thereof. If such Borrower fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Applicable Agent the required receipts or other required documentary evidence, then such Borrower shall indemnify such Lender or the Applicable Agent for any incremental taxes, interest, or penalties that may become payable by such Lender or the Applicable Agent as a result of any such failure.

     (b) TAX FORMS. Within thirty (30) days after the date of execution of this Agreement, each Lender that is organized outside the United States agrees that it will deliver to Murphy and Agents two (2) duly completed copies of United States Internal Revenue Service Form 1001 (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption or reduction from United States income tax withholding by reason of an applicable treaty with the United States, such documentation or other information being hereafter referred to as "FORM 1001") or Form 4224 (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption from United States income tax withholding for income that is effectively connected with the conduct of a trade or business within the United States, such documentation or other information being hereafter referred to as "FORM 4224"), as the case may be, indicating in each case that such Lender is either entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or, as the case may be, is subject to such limited deduction or withholding as it is capable of recovering in full from a source other than Borrower. Each Lender which delivers to Murphy and Agents a Form 1001 or Form 4224 pursuant to the next preceding sentence further undertakes to deliver to Murphy and Agents two (2) further copies of the said Form 1001 or 4224, or successor applicable form or certificate, as the case may be, as and when the previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless in any of such cases an event has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable.

     (c) CREDITS. If at any time any Lender by reason of payment by any Borrower of any Withholding Taxes obtains a credit against, or return or reduction of, any tax payable by it, or any other currently realized tax benefit, which it would not have enjoyed but for such payment ("TAX BENEFIT"), such Lender shall thereupon pay to such Borrower the amount which such Lender shall certify to be the amount that, after payment, will leave such Lender in the same economic position it would have been in had it received no such Tax Benefit ("EQUALIZATION AMOUNT"); provided, however, that if such Lender shall subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, then such Borrower shall promptly remit to such Lender the amount certified by such Lender to be the amount necessary to restore such Lender to the position it would have been in if no payment had been made pursuant to this
SECTION 2.14(c); provided, further, however, that if such Lender shall be prevented by applicable law from paying Borrower all or any portion of the Equalization Amount owing to such Borrower, then such payment need not be made to the extent such Lender is so prevented and the amount not paid shall be credited to the extent lawful against future payment owing to such Lender; provided, further, however, that the aggregate of all Equalization Amounts paid by any Lender shall in no event exceed the aggregate of all amounts paid by such Borrower to such Lender in respect of Withholding Taxes plus, in the case of a Tax Benefit that occurs by reason of a refund, interest actually received from the relevant taxing authority with respect to such refund. A certificate submitted to the Applicable Agent and Murphy by such Lender pursuant to this
SECTION 2.14(c) shall be conclusive and binding for all purposes, absent manifest error.

                                  Ex. 4.1-26

     (d) LENDING OFFICE. In the event a Lender shall become aware that any Borrower is required to pay any additional amount to it pursuant to SECTION 2.14(a), such Lender shall promptly notify Agents and Murphy of such fact and shall use reasonable efforts, consistent with legal and regulatory restrictions, to change the jurisdiction of its Applicable Lending Office if the making of such change (i) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, (ii) would not, in the good faith determination of such Lender, be disadvantageous for regulatory or competitive reasons to such Lender, and (iii) would not require such Lender to incur any cost or forego any economic advantage for which such Borrower shall not have agreed to reimburse and indemnify such Lender.

     (e) EFFECT OF PARTICIPANTS. Notwithstanding the foregoing provisions of this SECTION 2.14, in the event any Lender grants a participation in any Advance pursuant to SECTION 10.7, no Borrower shall be obligated to pay any taxes, imposts, duties, charges, fees, deductions, or withholdings to the extent that the aggregate amount thereof exceeds the aggregate amount for which such Borrower would have been obligated if such Lender had not granted such participation.

     2.15 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Advances by it (other than pursuant to SECTIONS 2.10, 2.11, 2.14, or 10.4) in excess of its Applicable Commitment Percentage of payments on account of the Advances or reimbursements on account of matured Bankers' Acceptances obtained by all relevant Lenders, then such Lender shall forthwith purchase from the other relevant Lenders through the Applicable Agent such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, such purchases to be made first of Advances in the same Type and currency as the payment received by such Lender, and thereafter in such Types and currencies as selected by such purchasing Lender; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, then such purchase from each Lender shall be rescinded, and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion that the (i) the amount of such Lender's required repayment bears to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation.

     2.16 BANKERS' ACCEPTANCES.

     (a) CREATION. Canadian Borrower may request pursuant to this SECTION 2.16, from time to time during the period from the date hereof to but excluding the Termination Date, that each Canadian Lender create Bankers' Acceptances by accepting Drafts from Canadian Borrower in an aggregate amount not exceeding such Canadian Lender's Canadian Commitment Percentage of the aggregate Face Amount of the Bankers' Acceptances to be created on any Drawing Date; provided that Canadian Borrower shall not request the creation of any Bankers' Acceptance if, after giving effect thereto, the Canadian Usage would exceed the Designated Canadian Commitment then in effect. Subject to the provisions of this SECTION
2.16 and the conditions precedent set forth in SECTION 3.2, each Canadian Lender shall accept and purchase Bankers' Acceptances created by it as more particularly specified in this SECTION 2.16 if such Bankers' Acceptances are not purchased by a third party on the relevant Drawing Date. The aggregate Face Amount of the Bankers' Acceptances to be created on any Drawing Date shall be equal to or greater than Cdn. $7,500,000. If apportionment of Bankers' Acceptances among all Lenders cannot be made on a ratable basis in even multiples of Cdn.$100,000, then Administrative Agent shall round the allocations among all Lenders up or down to the nearest Cdn.$100,000.

                                  Ex. 4.1-27

     (b) DRAWING NOTICE. Bankers' Acceptances shall be created on not less than two (2) Business Days' prior written notice given not later than 11:00 a.m. (Toronto, Ontario time), by Canadian Borrower to Canadian Administrative Agent, which shall give each Canadian Lender prompt notice thereof and of such Lender's Canadian Commitment Percentage of the aggregate Face Amount of the Drafts to be accepted (and purchased) by such Canadian Lender. Each such notice (a "DRAWING NOTICE") shall be in substantially the form of EXHIBIT G or by telephone confirmed promptly in writing, containing the same information as would be contained in a Drawing Notice, and shall specify (i) the Drawing Date, (ii) the aggregate Face Amount of the Drafts to be accepted (and purchased), and (iii) the maturity date for such Drafts (it being agreed and understood that Canadian Borrower shall not be entitled to request a maturity date for Drafts which would be subsequent to the Maturity Date).

     (c) NOTICE IRREVOCABLE. Neither Canadian Administrative Agent nor any Canadian Lender shall incur any liability to Canadian Borrower in acting on any telephonic notice referred to above that Canadian Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Canadian Borrower or for otherwise acting in good faith under this SECTION 2.16, and upon the creation and purchase of Bankers' Acceptances pursuant to any such telephonic notice, Canadian Borrower shall be liable with respect thereto as provided herein. Each Drawing Notice shall be irrevocable and binding on Canadian Borrower. Canadian Borrower shall indemnify each Canadian Lender against any loss or expense incurred by such Canadian Lender as a result of any failure by Canadian Borrower to fulfill or honor before the applicable Drawing Date the applicable conditions set forth in this SECTION 2.16 or SECTION 3.2 if, as a result of such failure, the requested Bankers' Acceptances are not created and/or purchased on such Drawing Date.

     (d) DRAFTS. Each Draft presented by Canadian Borrower shall: (i) be an integral multiple of Cdn. $100,000; (ii) be dated the date of acceptance thereof by the applicable Canadian Lender; (iii) mature and be payable by Canadian Borrower on a Business Day which occurs 30, 60, 90, or, if available, 180 days after the date thereof; (iv) be substantially in the form of EXHIBIT D; and (iv) be otherwise consistent with the provisions of this Agreement relating to the amounts and maturity dates thereof. The acceptance endorsed by Canadian Lender on any Draft shall be substantially in the form as may be agreed by Canadian Borrower and such Canadian Lender.

     (e) ACCEPTANCE OF DRAFTS. Not later than 11:00 a.m. (Toronto, Ontario time) on an applicable Drawing Date, each Canadian Lender shall complete Drafts, dated such Drawing Date, with the maturity date and denominations specified in the applicable Drawing Notice, and following fulfillment of the applicable conditions as set forth in SECTION 3.2 and as specified in the applicable Drawing Notice, shall accept such Drafts and purchase the Bankers' Acceptances thereby created for the applicable Bankers' Acceptance Purchase Price. Canadian Borrower hereby authorizes each Canadian Lender to deduct from the amount to be remitted by it to Canadian Administrative Agent in respect of the Bankers' Acceptance Purchase Price of any Bankers' Acceptance created by it the BA Fee in respect of such Bankers' Acceptance. The failure of any Canadian Lender to create and purchase or deliver Bankers' Acceptances shall not relieve such Canadian Lender of its obligation, if any, to create and purchase or deliver Bankers' Acceptances hereunder, but a Canadian Lender shall not be responsible for the failure of any other Canadian Lender to create and purchase or deliver Bankers' Acceptances on any Drawing Date.

     (f)  FUNDING.  Subject to this SECTION 2.16, each Canadian Lender shall,
(i) before 12:00 noon (Toronto time) on the applicable Drawing Date in the case of the Bankers' Acceptance Purchase Price for each Bankers' Acceptance purchased by it, or (ii) upon receipt by it on the applicable Drawing Date of the purchase price payable by a third party in respect of any Bankers' Acceptance created by it and purchased by such third party, make available to Canadian Administrative Agent at its address referred to in SECTION 10.2, in same day funds, such amount (less the applicable BA Fee as aforesaid). Upon Canadian Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in SECTION 3.2,

                                  Ex. 4.1-28

Canadian Administrative Agent will make such funds available to Canadian Borrower at Canadian Administrative Agent's aforesaid address.

     (g) HOLDING OF BANKERS' ACCEPTANCES. Bankers' Acceptances purchased by a Canadian Lender hereunder may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in Canada, in such Canadian Lender's sole discretion.

     (h)  REPAYMENT.

           (i) REFUNDING. So long as no Potential Default or Event of Default exists, Canadian Borrower may give irrevocable telephonic (followed by written confirmation electronically transmitted to Canadian Administrative Agent on the same day) or written notice (or such other method of notification as may be agreed to by Canadian Administrative Agent and Canadian Borrower) to Canadian Administrative Agent at or before 11:00 a.m. (Toronto, Ontario time) two (2) Business Days prior to the maturity date of any Bankers' Acceptance of Canadian Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "REFUNDING BANKERS' ACCEPTANCE") to provide for the payment of such maturing Bankers' Acceptance (it being understood that the payment by Canadian Borrower and fundings by Canadian Lenders in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the Bankers' Acceptance Purchase Price (less the applicable BA Fee) of such Refunding Bankers' Acceptance).

           (ii) REPAYMENT. Canadian Borrower shall pay to Canadian Administrative Agent, for the account of the applicable Canadian Lender, and there shall become due and payable, at 12:00 noon (Toronto, Ontario time) on the maturity date for each Bankers' Acceptance, an amount in Canadian Dollars in same day funds equal to the Face Amount of such Bankers' Acceptance. The obligation of Canadian Borrower to make such payment shall not be prejudiced by the fact that the holder of any such Bankers' Acceptance is the Canadian Lender that accepted such Bankers' Acceptance. Canadian Borrower hereby renounces, and shall not claim, any days of grace for the payment of any Bankers' Acceptances. Bankers' Acceptances may not be prepaid.

           (iii) FAILURE TO REPAY. If Canadian Borrower fails to pay to Canadian Administrative Agent, for the account of the applicable Canadian Lender, the Face Amount of any Bankers' Acceptance as required by the preceding paragraph, then Canadian Borrower shall be deemed to have given a Notice of Borrowing to Canadian Administrative Agent requesting that such Canadian Lender make a Canadian Dollar Base Rate Advance on the date that such payment is due and payable, and thereupon such Lender shall, subject to the fulfillment of the applicable conditions set forth in SECTION 3.2, as of such date, make such Canadian Dollar Base Rate Advance to Canadian Borrower, the proceeds of which shall be applied directly to reimburse such Canadian Lender for the Face Amount of such Bankers' Acceptance paid by it. Canadian Administrative Agent will give to Canadian Borrower notice of any such action promptly after any such action; provided, however, that the failure to give such notice shall not limit or otherwise affect the obligations of Canadian Borrower under this Agreement or any other Loan Document.

     (i) NUMBER OF DRAFTS. To enable Canadian Lenders to complete Drafts and create and purchase Bankers' Acceptances in the manner specified in this SECTION 2.16, Canadian Borrower shall supply each Canadian Lender with such number of Drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of Canadian Borrower. Each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property

                                  Ex. 4.1-29
owned by it. Each Canadian Lender will, upon request by Canadian Borrower, promptly advise Canadian Borrower of the number and designations, if any, of the Drafts then held by it. The signatures of any officers of Canadian Borrower may be mechanically reproduced in facsimile, and Drafts and Bankers' Acceptances bearing such facsimile signatures shall be binding upon Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or Bankers' Acceptance as one of such officers may no longer hold office at the date thereof or at the date of its acceptance by a Canadian Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon Canadian Borrower.

     (j) LIMITATION ON BANKERS' ACCEPTANCES. If Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive, and binding upon Borrowers, and notifies Murphy and each Canadian Lender that, by reason of circumstances affecting the money market (i) there is no market for Bankers' Acceptances, or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder; then:

          (i) the right of Canadian Borrower to request that Bankers' Acceptances be created hereunder shall be suspended until Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and Canadian Administrative Agent so notifies Murphy; and

          (ii) any Drawing Notice which is outstanding shall be canceled and the Bankers' Acceptances requested therein shall not be created.

     (k) COLLATERAL ACCOUNT. Canadian Borrower agrees that, if the Obligation is accelerated pursuant to SECTION 7.2, then if requested by Canadian Administrative Agent or by the Required Lenders (through any Agent), it will pay to Canadian Administrative Agent an amount in immediately available funds equal to the BA Usage, which funds shall be held by Canadian Administrative Agent in an interest bearing collateral account and are hereby collaterally assigned to Canadian Administrative Agent, for the ratable benefit of Canadian Lenders until the BA Usage shall have been fully satisfied or no Event of Default exists, at which time all funds in such collateral account (including all interest on amounts held therein) shall be released to Canadian Borrower.

                                  SECTION 3.

                       CONDITIONS OF CLOSING AND LENDING

     3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of each Lender to execute and deliver this Agreement and the other Loan Documents is subject to the conditions precedent that Domestic Administrative Agent shall have received, on or before the date hereof (unless otherwise indicated), the following, each dated the same day (unless otherwise indicated), in form and substance satisfactory to Domestic Administrative Agent and in sufficient copies for each
Lender:

     (a) Receipt by Domestic Administrative Agent of a Certificate of the Secretary or an Assistant Secretary of each Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of such Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Borrower (A) who are authorized to sign the Loan Documents to which such Borrower is a party, and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers of such Borrower, and (iv) the Constituent Documents of such Borrower, certified as being true, correct, and complete. Agents and Lenders may conclusively rely on each such certificate until Domestic Administrative Agent receives notice in writing from Murphy to the contrary.

                                  Ex. 4.1-30

     (b) Copies of the currently-effective Constituent Documents of each Borrower, and all amendments thereto, accompanied by certificates that such copies are true, correct, and complete, dated a date not more than thirty (30) days prior to the date of this Agreement, issued by the appropriate Governmental Authority of the jurisdiction of incorporation, organization, or formation of such Borrower.

     (c) Favorable opinions of counsel of each Borrower, substantially in the forms of EXHIBIT C-1 through EXHIBIT C-3 respectively, and as to such matters as any Lender through Domestic Administrative Agent may reasonably request.

     (d)  Executed copies of this Agreement and all other Loan Documents.

     (e) Evidence that all fees payable on or prior to the Closing Date have been paid to Domestic Administrative Agent and Arranger as provided for in
SECTION 2.5(b).

     3.2 CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of each Lender to make an Advance to any Borrower in connection with any Borrowing shall be subject to the conditions precedent that on the date of such Borrowing: (a) all of the conditions precedent to closing set forth in SECTION 3.1 have been satisfied; (b) the Applicable Agent shall have received a Notice of Borrowing or Drawing Notice, as the case may be, executed and completed by a Financial Officer of such Borrower; and (c) the following statements shall be true and correct (and each of the giving of the applicable Notice of Borrowing or Drawing Notice, as the case may be, and the acceptance by such Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true): (i) the representations and warranties contained in SECTIONS 4.1, 4.2, 4.3, and 4.4 are true and correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and (ii) no Potential Default or Event of Default exists or would result from such Borrowing or from the application of the proceeds therefrom.

                                  SECTION 4.

                        REPRESENTATIONS AND WARRANTIES

     To induce Lenders to enter into this Agreement, Borrowers represent and warrant as of the date hereof (except for SECTIONS 4.1, 4.2, 4.3, and 4.4, which are as of the date hereof and as of the date of each Advance hereunder) to Agents and Lenders as follows:

     4.1 EXISTENCE; QUALIFICATION. Each Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization. Each Company is duly qualified to do business in each jurisdiction in which any such failure to so qualify could be a Material Adverse Event.

     4.2 POWER. The execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) any Borrower's Constituent Documents, or (b) any Legal Requirement or contractual restriction binding on or affecting any Borrower.

                                  Ex. 4.1-31

     4.3 AUTHORIZATIONS. No Authorization or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery, and performance by Borrowers of this Agreement and the other Loan Documents, except for such Authorizations that have been duly obtained or made and that are in full force and effect.

     4.4 ENFORCEABILITY. This Agreement and the other Loan Documents are the legal, valid, and binding obligation of each Borrower enforceable against each Borrower in accordance with their respective terms.

     4.5 FINANCIAL INFORMATION. The consolidated financial statements of Murphy dated as of June 30, 1997, are complete and correct and fairly present the financial condition of Murphy, on a consolidated basis, as of said date and the results of operations and cash flows of Murphy, on a consolidated basis, for the stated periods then-ended, all in accordance with GAAP. As of the date hereof, no Material Adverse Event has occurred since June 30, 1997, and no Company has any material direct or contingent liabilities which are not disclosed by or reserved against in the financial statements referred to above or otherwise disclosed in writing to Domestic Administrative Agent.

     4.6 LITIGATION, JUDGMENTS, ETC. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $35,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $35,000,000 or more which is not either (a) stayed on appeal, or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Company in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or, to any Borrower's knowledge, threatened by or against any Company which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

     4.7  REGULATION U.

     (a) After applying the proceeds of each Advance, not more than twenty-five percent (25%) of the value of the assets of Murphy, on a consolidated basis, (as determined in good faith by Murphy) that are subject to SECTION 6.1 or 6.2 will consist of or be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     (b) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of said Board. If requested by Domestic Administrative Agent or any Lender, Borrowers will furnish to Domestic Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

     4.8 ERISA. No Termination Event has occurred nor is reasonably expected to occur with respect to any Material Plan. No Company or any ERISA Affiliate has incurred nor reasonably expects to incur any withdrawal liability under ERISA or any Applicable Canadian Pension Legislation to any Multi-employer Plan which could be a Material Adverse Event. Schedule B (Actuarial Information) to the 1996 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to Domestic Administrative Agent, is complete and accurate in all material

                                  Ex. 4.1-32
respects and in all material respects fairly presents the funding status of each Plan as of the date of such schedule.

     4.9 TAXES. All tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which non-payment thereof could not be a Material Adverse Event. The charges, accruals, and reserves on the books of the Companies in respect of Taxes or other governmental charges are, in the opinion of Borrowers, adequate.

     4.10 ENVIRONMENTAL MATTERS. No (a) environmental condition or circumstance, such as the presence or release of any Hazardous Substance, exists on any property presently or previously owned by any Company that could be a Material Adverse Event, (b) violation by any Company of any Environmental Law has occurred, except for such violations that could not be a Material Adverse Event, or (c) Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event. Each Company has (i) in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (ii) taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

     4.11 RIGHTS IN PROPERTIES; LIENS. Each Company has good and indefeasible title to or valid leasehold interests in their respective material properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in SECTION 4.5, and none of the material properties, assets, or leasehold interests of any Borrower is subject to any Lien, except as permitted by SECTION 6.1.

     4.12 SOLVENCY. On the Closing Date (and after giving effect to the transactions contemplated by the Loan Documents), each Borrower is Solvent.

     4.13 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which could be a Material Adverse Event and which has not been related, in writing, to Domestic Administrative Agent. All information heretofore furnished by any Borrower to any Lender or any Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Lender or any Agent will be, true, correct, and complete in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

     4.14 NO POTENTIAL DEFAULT. No event has occurred and is continuing which constitutes a Potential Default or an Event of Default.

                                  SECTION 5.

                             AFFIRMATIVE COVENANTS

     So long as any Obligation shall remain unpaid or any Lender shall have any Global Commitment hereunder, unless Required Lenders shall otherwise consent in writing:

     5.1 REPORTING REQUIREMENTS. Murphy shall deliver, or cause to be delivered, to Domestic Administrative Agent (with copies for each Lender):

     (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within sixty (60) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of Murphy, a statement

                                  Ex. 4.1-33
of the consolidated financial condition of Murphy, on a consolidated basis, as of the last day of such fiscal quarter and the related statements of income and retained earnings of Murphy, on a consolidated basis, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, accompanied by a certificate executed by a Financial Officer of Murphy stating that such statements are true and correct and have been prepared in accordance with GAAP, subject to year-end audit adjustments.

     (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred and twenty (120) days after the last day of each fiscal year of Murphy, a copy of the annual report for such fiscal year for Murphy, on a consolidated basis, containing the audited consolidated financial statements of Murphy, on a consolidated basis, for such year and accompanied by an unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such financial statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Murphy, on a consolidated basis.

     (c) COMPLIANCE CERTIFICATE. Concurrently with the delivery of the financial statements referred to in SECTIONS 5.1(A) and (B), a Compliance Certificate of a Financial Officer of Murphy, stating that, to the best of such officer's knowledge, the Companies during such period have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed, or satisfied by them, and that such officer has obtained no knowledge of any Potential Default or Event of Default, except as specified in such Compliance Certificate.

     (d) OTHER REPORTS. Promptly after the sending or filing thereof, copies of all reports which Murphy sends to its stockholders generally, and copies of any material report, registration statement, and prospectus that Murphy files with the Securities and Exchange Commission or any national securities exchange.

     (e) ERISA REPORTS. Promptly after the filing or receiving thereof, copies of any notices (with respect to a Material Plan) of any of the events set forth in Section 4043(b) of ERISA or in any Applicable Canadian Pension Legislation, or the regulations thereunder which any Company files with the PBGC, or which any Borrower receives from the PBGC to the effect that proceedings or other action by the PBGC is to be instituted.

     (f) OTHER INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of any Company as any Lender through Domestic Administrative Agent may from time to time reasonably request.

     5.2 NOTICES. Murphy shall promptly give to Domestic Administrative Agent notice of (a) the occurrence of any Potential Default or Event of Default, (b) the commencement of any Litigation, inves tigation, or proceeding affecting any Company before any Governmental Authority, court, or arbitrator which could, if adversely determined, be a Material Adverse Event, (c) the occurrence of any Reportable Event or Termination Event. Each notice pursuant to this SECTION 5.2 shall be accompanied by a statement of Murphy, setting forth details of the occurrence referred to therein and stating what action the appropriate Company has taken and proposes to take with respect thereto.

     5.3 MAINTENANCE OF EXISTENCE, BOOKS AND RECORDS, PROPERTIES, AND INSURANCE. Each Company shall: (a) preserve and keep in full force and effect its existence, and preserve and keep in full force and effect its licenses, rights, and franchises to the extent it deems necessary to carry on its business; (b) keep proper books of record and account, all in accordance with GAAP and permit representatives of Domestic Administrative Agent and each Lender to examine its books and records of account and to discuss its affairs, finances, and accounts with its officers and employees, all upon reasonable notice and at such reasonable times and as often as may reasonably be requested;
(c) maintain and keep, or cause to be maintained and kept,

                                  Ex. 4.1-34
its properties in good repair, working order, and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, and improvements, in each case to the extent it deems necessary to carry on its business; and (d) at its cost and expense, maintain insurance with financially sound and reputable insurers, in such amounts, and covering such risks, as shall be ordinary and customary for similar companies in the industry.

     5.4 USE OF PROCEEDS. Each Borrower shall use the proceeds of Advances and Bankers' Acceptances solely for general corporate purposes and in a manner that does not violate SECTION 4.7.

     5.5 COMPLIANCE WITH LEGAL REQUIREMENTS; AUTHORIZATIONS. Each Company shall comply in all material respects with all applicable Legal Requirements of all Governmental Authorities in respect of the conduct of its business and the ownership of its properties. Each Company shall do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by any Governmental Authorities that may at any time and from time to time be necessary for each Company to operate its business in compliance with all Legal Requirements, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

     5.6 PAYMENT OF OBLIGATIONS. Each Borrower shall pay the Obligation payable by such Borrower in accordance with the terms and provisions of the Loan Documents. Each Company shall promptly pay all of its material obligations as the same become due, except where the failure to pay such obligations could not be a Material Adverse Event.

     5.7 TAXES. Each Company shall timely file all tax returns prior to delinquency and promptly pay when due any and all Taxes other than (a) Taxes the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or other security have been provided, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, and (b) Taxes in respect of which the failure to pay when due could not be a Material Adverse Event.

     5.8 PRESERVATION AND PROTECTION OF RIGHTS. Each Company shall perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as any Agent may reasonably deem necessary or appropriate to preserve and protect the rights of Agents and Lenders under any Loan Document.

                                  SECTION 6.

                               NEGATIVE COVENANTS

     So long as any Obligation shall remain unpaid or any Lender shall have any Global Commitment hereunder, without the written consent of Required Lenders:

     6.1 LIENS, ETC. No Company shall create, incur, or suffer to exist any Lien upon any of its property, except:

     (a) Liens existing on the date of execution of this Agreement and described on SCHEDULE 6.1;

     (b)  Customary Permitted Liens;

     (c) Liens created in favor of any Agent and/or Lenders to secure all or any part of the Obligation;

                                  Ex. 4.1-35

     (d) Liens upon property owned or leased by any Person existing at the time such Person becomes a Subsidiary of any Company, so long as such Lien covers the assets so encumbered immediately prior to the acquisition of such Subsidiary and was not incurred in anticipation of such acquisition;

     (e) Liens upon property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within one hundred and twenty
(120) days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, so long as such Lien is limited to the property so acquired and the Debt secured thereby is not increased after the incurrence thereof or at the time of any refinancing thereof;

     (f) any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part of any Lien referred to in the foregoing SUBSECTIONS (a) to (e); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, or replacement; and provided further, that such Lien shall be limited to all or such part of the property which secured the Lien so extended, renewed, or replaced; and

     (g) additional Liens securing Debt so long as (i) no Potential Default or Event of Default exists on the date any such Lien is granted or created, and
(ii) the aggregate amount of all Debt secured by all such additional Liens does not at any time exceed $35,000,000.

     6.2 RESTRICTION ON FUNDAMENTAL CHANGES. No Company will, directly or indirectly, merge or consolidate with any other Person, other than (a) mergers or consolidations involving a Company if such Company is the surviving entity so long as no Event of Default exists or arises as a result of such merger or consolidation, (b) mergers of any Borrower (other than Murphy) into another Borrower, (c) mergers of any Subsidiary of a Borrower into another Subsidiary of a Borrower. No Borrower may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Borrower, except for (i) sales, leases, transfers, or other such distributions to another Company, and (ii) a Subsidiary Borrower who has no outstanding Obligation payable by it hereunder and who agrees in writing that such Subsidiary Borrower no longer has any right to any Advances hereunder.

     6.3 SALE OF ASSETS. Murphy shall not sell, assign, transfer, or otherwise dispose of all or substantially all of its consolidated assets.

     6.4 TRANSACTIONS WITH AFFILIATES. No Company shall enter into any transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     6.5 FISCAL YEAR AND ACCOUNTING METHODS. No Company shall change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

     6.6 RATIO OF MAXIMUM TOTAL DEBT TO TOTAL CAPITAL. Murphy shall not permit, as of the last day of any fiscal quarter during the term hereof, the ratio of (a) the aggregate amount of Consolidated Recourse Debt, to (b) Adjusted Consolidated Capitalization, to exceed sixty percent (60%).

                                  Ex. 4.1-36

                                  SECTION 7.

                               EVENTS OF DEFAULT

     7.1 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

     (a) any Borrower shall fail to pay any principal of or interest on any Advance or any fee payable hereunder or under any other Loan Document, in any case when the same becomes due and payable and such failure shall continue for five (5) days after such payment became due; or

     (b) any representation or warranty made by any Borrower herein or in any of the other Loan Documents or by any Borrower (or any of its officers) in connection with this Agreement proves to have been incorrect in any material respect when made; or

     (c) any Borrower, that has a requirement to perform or observe, shall fail to perform or observe (i) the covenant contained in SECTION 6.6, (ii) any term, covenant, or agreement contained in SECTIONS 5.1, 5.2, or 6.3, or (iii) any other term, covenant, or agreement contained in this Agreement or any other Loan Document and, in the case of (II), such failure shall continue unremedied for ten (10) days after such failure occurred, and in the case of (III), such failure shall continue unremedied for ten (10) days after written notice thereof shall have been given to Murphy by Domestic Administrative Agent; or

     (d) the failure to pay, when due, all or any portion of any Debt of any Company or Companies in excess of $35,000,000 (individually or in the aggregate); or

     (e) any default shall occur with respect to any Debt of any Company or Companies in excess of $35,000,000 (individually or in the aggregate) and such default shall result in the acceleration of any such Debt; or

     (f) any Company (i) is not Solvent, (ii) fails to pay its liabilities generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, (iv) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of any Agent or any Lender granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within forty-five (45) days after its filing), or (v) is adjudicated bankrupt or an interim receiver or receiver is appointed in respect of such Company or all or substantially all of its property or assets; or

     (g) a Material Plan shall fail to maintain the minimum funding standards required by Section 412 of the Code or by any Applicable Canadian Pension Legislation for any plan year or a waiver of such standard is sought or granted with respect to a Material Plan under Section 412(d) or under any Applicable Canadian Pension Legislation, or a Material Plan is, shall have been, or will be wound up or terminated or the subject of winding up or termination proceedings under ERISA or any Applicable Canadian Pension Legislation, or any Company or any ERISA Affiliate has incurred or will incur a liability to or on account of a Material Plan under Sections 4062, 4063, or 4064 of ERISA or under any Applicable Canadian Pension Legislation, and there shall result from any such event either a liability or a material risk of incurring a liability to the PBGC or a Material Plan (or a related trust) which could be a Material Adverse Event; or

     (h) any Company or any ERISA Affiliate shall have incurred withdrawal liability to a Multi-employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multi-employer Plans in connection with withdrawal liabilities (determined as of the date of such incurrence), could be a Material Adverse Event; or

                                  Ex. 4.1-37

     (i) one or more judgments or orders for payment of money in excess of $35,000,000 (individually or in the aggregate) shall be rendered against any Company and such judgments or orders shall continue unsatisfied and unstayed for ten (10) days after such judgments or orders are rendered; or

     (j) any Loan Document (including the Guaranty Agreement in SECTION 9) at any time after its execution and delivery ceases to be in full force and effect in any material respect, or its validity or enforceability is contested by any Company, or any Company denies that it has any further liability or obligations under any Loan Document (including the Guaranty Agreement in SECTION 9) to which it is a party; or

     (k) any Borrower shall be prevented or relieved by any Governmental Authority from performing or observing any material term, covenant, or covenant, or condition of this Agreement (including the Guaranty Agreement in SECTION 9) or any other Loan Document and such event continues remedied for thirty (30) days; or

     (l) Murphy ceases to own, legally and beneficially, one hundred percent (100%) of the issued and outstanding capital stock of all Subsidiary Borrowers,
(i) except as a result of a merger permitted by SECTION 6.2, and (ii) except for a Subsidiary Borrower who has no outstanding Obligation payable by it hereunder and who agrees in writing that such Subsidiary Borrower no longer has any right to any Advances hereunder; or

     (m)  a Change in Control occurs.

     7.2 REMEDIES. Upon the occurrence of an Event of Default, Domestic Administrative Agent shall at the request of Required Lenders (a) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (b) declare the Obligation to be forthwith due and payable, whereupon the Obligation shall become and be forthwith due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by Borrowers, and (c) exercise any and all other legal and equitable rights afforded by the Loan Documents, applicable law, or in equity, including, but not limited to, the right to bring suit or other proceedings for specific performance or otherwise in aid of any right granted to any Agent or any Lender hereunder; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Company under any Debtor Relief Law, (i) the obligation of each Lender to make Advances shall automatically be terminated, and (ii) the Obligation shall automatically become and be due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by Borrowers.

                                  SECTION 8.

                                    AGENTS

     8.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes The Chase Manhattan Bank, as Domestic Administrative Agent and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, to act as its agents hereunder and under the other Loan Documents with such powers as are specifically delegated to such Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Arranger, in such capacity, shall not have any duties or responsibilities or incur any liabilities under the Loan Documents. Each Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to any Lender for any recitals,

                                  Ex. 4.1-38
statements, representations, or warranties contained in this Agreement, any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability, or sufficiency of this Agreement or any other Loan Document, or any other document referred to or provided for herein or for any failure by any Borrower or any other Person (other than such Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection, or priority of any collateral security, or the financial or other condition of any Borrower or any other obligor or guarantor; (c) except pursuant to SECTION 8.7, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document, including its own ordinary negligence, except for its own gross negligence or willful misconduct. Each Agent may employ agents, accountants, attorneys, and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys, or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys, or experts. Each Agent may deem and treat the payee of any Advance as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with Domestic Administrative Agent (who shall provide notice to Canadian Administrative Agent).

     8.2 RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certification, notice, or other communication (including any thereof by telephone, telex, telecopier, telegram, or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants, and other experts selected by such Agent.

     8.3 NOTICES; DEFAULTS. Each Agent agrees to give the other Agent and each Lender prompt notice of each notice and a copy of each document, certificate, or instrument given to such Agent by each Borrower pursuant to this Agreement or the other Loan Documents. No Agent shall be deemed to have knowledge of the occurrence of any Potential Default or any Event of Default (other than such Agent's notice of the non-payment of principal of, or interest on, the Obligation or of fees). In the event that any Agent receives a notice of the occurrence of a Potential Default or an Event of Default specifying such Potential Default or Event of Default and stating that such notice is a "Notice of Default," such Agent shall give prompt notice thereof to the other Agent and Lenders. In the event of a payment default, each Agent shall give each Lender prompt notice of each such payment default.

     8.4  RIGHTS AS A LENDER.

     (a) AGENTS AS LENDERS. With respect to its Commitments and the Advances made by it, each Agent (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity.

     (b) OTHER ACTIVITIES. Each Agent (and any successor acting as an Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, or other business with any Borrower (and any of their Affiliates) as if it were not acting as an Agent, and each Agent and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Borrower, act as trustee or depository for any Borrower, or otherwise be engaged in other transactions with any Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the rights of Lenders specifically set forth in the Loan Documents, no Agent shall be responsible to account to Lenders for such Other Activities, and no Lender shall have any

                                  Ex. 4.1-39
interest in any Other Activities, any present or future guaranties by or for the account of any Borrower which are not contemplated or included in the Loan Documents, any present or future offset executed by any Agent in respect of such Other Activities, any present or future property taken as security for any such Other Activities, or any property now or hereafter in the possession or control of any Agent which may be or become security for the obligations of any Borrower arising under the Loan Documents by reason of the general description of debt secured or of property contained in any other agreements, documents, or instruments relating to any such Other Activities; provided that if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to the reduction of the obligations of any Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

     8.5 INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY EACH AGENT AND EACH OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS, AND EXPERTS (THE "AGENT PARTIES"), RATABLY IN ACCORDANCE WITH SUCH LENDER'S PERCENTAGE SHARE FOR THE INDEMNITY MATTERS AS DESCRIBED IN
SECTION 10.15 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY BORROWERS AS REQUIRED UNDER SECTION 10.15, (BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWERS UNDER SECTION 10.15) AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT PARTY.

     8.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on any Agent (or any Agent's Affiliates, officers, directors, employees, attorneys, accountants, experts, representatives, or agents) or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and its decision to enter into this Agreement, and that it shall, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. No Agent shall be required to keep itself informed as to the performance or observance by Borrowers of this Agreement, the other Loan Documents, or any other document referred to or provided for herein or to inspect the properties or books of Borrowers. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by an Agent hereunder or provided to an Agent with copies for Lenders, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of Borrowers (or any of their Affiliates) which may come into the possession of any Agent or any of its Affiliates.

     8.7 ACTION BY AGENTS. Except for action or other matters expressly required of an Agent hereunder, each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (a) receive written instructions from Required Lenders (or if this Agreement requires, all Lenders) specifying the action to be taken, and (b) be indemnified to its satisfaction by Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action, except for such Agent's gross negligence or willful misconduct. The instructions of Required Lenders (or if this Agreement requires, all Lenders) and any action taken or failure to act pursuant thereto by any Agent shall be binding on all Lenders.
If an Event of Default exists, then each Agent shall take such action with respect to such Event of Default as shall be directed by Required Lenders (or if this Agreement requires, all Lenders) in the written instructions (with indemnities) described in this SECTION 8.7; provided that, unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of Lenders. In no event, however, shall any Agent be required to take any action which exposes such

                                  Ex. 4.1-40

Agent to personal liability or which is contrary to this Agreement and the other Loan Documents or applicable law.

     8.8 RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor as provided below, each Agent may resign at any time by giving notice thereof to Lenders and Murphy, and any Agent may be removed at any time with cause by Required Lenders. Upon any such resignation or removal, Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a respective successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this SECTION 8 and SECTION 10.4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     8.9 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among any Agent and any Lender or among any Agent or Lenders.

     8.10 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 8 shall inure to the benefit of any Borrower or any other Person other than Agents and Lenders; consequently, no Borrower nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender to comply with such provisions.

                                  SECTION 9.

                              GUARANTY AGREEMENT

     9.1 GUARANTY OF OBLIGATION. Murphy hereby irrevocably and unconditionally guarantees to Agents and Lenders and their respective successors and permitted assigns the due and punctual payment and performance of the Guaranteed Debt. Murphy hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor. The agreement of Murphy in this SECTION 9 (the "GUARANTY AGREEMENT") is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty Agreement may not be revoked by Murphy. This Guaranty Agreement may be enforced by any Agent or any Lender and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

     9.2 GUARANTEED DEBT NOT REDUCED BY OFFSET. The Guaranteed Debt and the liabilities and obligations of Murphy to Agents and Lenders hereunder, shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense of any Subsidiary Borrower, or any other party, against any Agent or any Lender, or against payment of the Guaranteed Debt, whether such offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or Murphy's liability hereunder, to the extent that any Agent or any Lender advances funds or extends credit to any Subsidiary Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Murphy is absolutely liable to make such payments to (and confer such benefits on) Agents and Lenders on a timely basis.

                                  Ex. 4.1-41

     9.3 PAYMENT BY MURPHY. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Murphy shall, immediately upon demand by the Applicable Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration, or any other notice whatsoever, pay in the Applicable Currency, the amount due on the Guaranteed Debt to the Applicable Agent, for the benefit of the Applicable Agent and Lenders.

     9.4 NO DUTY TO PURSUE OTHERS. It shall not be necessary for any Agent or any Lender (and Murphy hereby waives any rights which Murphy may have to require any Agent or any Lender), in order to enforce such payment by Murphy, first to
(a) institute suit or exhaust its remedies against any Subsidiary Borrower or others liable on the Guaranteed Debt or any other Person, (b) join any Subsidiary Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, or (c) resort to any other means of obtaining payment of the Guaranteed Debt.

     9.5 WAIVER OF NOTICES, ETC. Murphy hereby waives notice of (a) any Advance or other loans made by any Agent or any Lender to any Subsidiary Borrower, (b) acceptance of this Guaranty Agreement, (c) the execution and delivery by any Subsidiary Borrower and any Agent or any Lender of any other loan or credit agreement or of any Subsidiary Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (d) except for notices required in SECTION 10.7, any Lender's assignment of or granting of a participation in the Guaranteed Debt, or any part thereof, (e) any protest, proof of nonpayment, or default by any Subsidiary Borrower, or (f) any other action at any time taken or omitted by any Agent or any Lender, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, this Agreement, and any other Loan Documents and the obligations hereby guaranteed.

     9.6 EFFECT OF BANKRUPTCY; OTHER MATTERS. If, pursuant to any Debtor Relief Law, or any judgment, order, or decision thereunder, or for any other reason, (a) any Agent or any Lender must rescind or restore any payment, or any part thereof, received by such Agent or such Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Murphy by such Agent or such Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (b) any Subsidiary Borrower shall cease to be liable to any Agent or any Lender for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by such Subsidiary Borrower), then the obligations of Murphy under this Guaranty Agreement shall remain in full force and effect. It is the intention of Agents, Lenders, and Murphy that Murphy's obligations hereunder shall not be discharged except by Murphy's performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of Agents, Lenders and Murphy that the filing under any Debtor Relief Law by or against any Subsidiary Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Murphy under this Guaranty Agreement or the rights of any Agent or any Lender under this Guaranty Agreement, including, without limitation, the right or ability of any Agent or any Lender to pursue or institute suit against Murphy for the entire Guaranteed Debt.

     9.7 ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING MURPHY'S OBLIGATIONS. Murphy hereby consents and agrees to each of the following, and agrees that Murphy's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common law, equitable, statutory, or other rights (including without limitation rights to notice) which Murphy might otherwise have as a result of or in connection with any of the following: (a) any renewal, waiver, or amendment of all or any part of the Guaranteed Debt, this Agreement, or the other Loan Documents; (b) any adjustment, indulgence, forbearance, or compromise that might be granted or given by any Agent or any Lender to any Subsidiary

                                  Ex. 4.1-42

Borrower or Murphy; (c) the insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution, or lack of power of any Subsidiary Borrower under any Debtor Relief Law; (d) any dissolution of any Subsidiary Borrower or Murphy, or any sale, lease, or transfer of any or all of the assets of any Subsidiary Borrower or Murphy, or any changes in name, business, location, composition, structure, or changes in the shareholders, partners, or members (whether by accession, secession, cessation, death, dissolution, transfer of assets, or other matter) of any Subsidiary Borrower or Murphy; (e) the invalidity, illegality, or unenforceability of all or any part of the Guaranteed Debt or Loan Document, for any reason whatsoever; (f) any full or partial release of the liability of any Subsidiary Borrower on the Guaranteed Debt or any part thereof, or Murphy or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Debt or any part thereof; (g) the failure of any Agent or any Lender to exercise diligence or reasonable care or act, fail to act or comply with any duty in the administration, preservation, enforcement, or other handling or treatment of all or any part of Guaranteed Debt; (h) any existing or future right of offset, claim, or defense of any Subsidiary Borrower against any Agent or any Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;
(i) the reorganization, merger, or consolidation of any Subsidiary Borrower or Murphy into or with any other corporation or entity; or (j) any payment by any Subsidiary Borrower to any Agent or any Lender is held to constitute a preference under any Debtor Relief Laws, or for any reason any Agent or any Lender is required to refund such payment or pay such amount to such Subsidiary Borrower or someone else.

     9.8 SUBORDINATION OF GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of each Subsidiary Borrower to Murphy, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of any Subsidiary Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Murphy. Guarantor Claims shall include, without limitation, all rights and claims of Murphy against each Subsidiary Borrower (arising as a result of subrogation or otherwise) as a result of Murphy's payment of all or a portion of the Guaranteed Debt. Until the Guaranteed Debt shall be paid and satisfied in full and Murphy shall have performed all of its obligations hereunder, Murphy shall not receive or collect, directly or indirectly, from any Subsidiary Borrower or any other party any amount upon Guarantor Claims. In the event that, notwithstanding the terms of this Guaranty Agreement, Murphy should receive any funds, payment, claim, or distribution which is prohibited by this Guaranty Agreement, Murphy agrees to hold in trust for Agents and Lenders, in kind, all funds, payments, claims, or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claims, or distributions so received except to pay them promptly to Domestic Administrative Agent, for the benefit of Agents and Lenders, and Murphy covenants promptly to pay the same to Domestic Administrative Agent, for the benefit of Agents and Lenders.

     9.9 CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings under any Debtor Relief Law involving any Subsidiary Borrower as debtor, Agents and Lenders shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee, or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Murphy hereby assigns such dividends and payments to Agents and Lenders. Should any Agent or any Lender receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to Murphy, and which, as between any Subsidiary Borrower and Murphy, shall constitute a credit upon Guarantor Claims, then upon payment to Agents and Lenders in full of the Guaranteed Debt, Murphy shall become subrogated to the rights of Agents and Lenders to the extent that such payments to Agents and Lenders on Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if Agents and Lenders had not received dividends or payments upon Guarantor Claims.


                                  Ex. 4.1-43

     9.10 WITHHOLDING TAXES. All payments made or to be made by Murphy under this Guaranty Agreement shall be made free and clear of, and without reduction for or on account of, any Withholding Taxes. If any Withholding Taxes are required to be withheld from any amount payable to or for the account of any Agent or any Lender under this Guaranty Agreement, including any further amount payable by Murphy pursuant to this SECTION 9.10, then the amount so payable to or for the account of the Applicable Agent or the Applicable Lender shall be increased to the extent necessary to yield to the Applicable Agent or the Applicable Lender (after payment of all Withholding Taxes including Withholding Taxes on all such additional amounts) the full amount payable to or for the account of the Applicable Agent or the Applicable Lender under this Guaranty Agreement. Whenever any Withholding Tax is payable by Murphy, as promptly as possible thereafter Murphy shall send to Domestic Administrative Agent, for the account of the Applicable Agent or the Applicable Lender, a certified copy of an original official receipt showing payment thereof. If Murphy fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Domestic Administrative Agent the required receipts or other required documentary evidence, then Murphy shall indemnify the Applicable Agent or the Applicable Lender for any incremental taxes, interest, or penalties that may become payable by the Applicable Agent or the Applicable Lender as a result of any such failure. The provisions of SECTION 2.14(c) apply to this SECTION 9.10 to the same extent that they apply to the provisions of SECTION 2.14(a).

                                  SECTION 10.

                                 MISCELLANEOUS

     10.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective, unless the same shall be in writing and signed by Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all Lenders, do any of the following: (a) waive any of the conditions specified in
SECTION 3.1 or 3.2 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the Total Utilization of Commitments over the Total Utilization of Commitments outstanding immediately prior to such Borrowing); (b) increase the Global Commitment or Maximum Canadian Commitment of any Lender or subject Lenders to any additional obligations; (c) reduce the principal of, or interest on, the Advances or change the BA Discount Rate or the BA Fees, or reduce any other fees or other amounts payable hereunder; (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder; (e) make any change which would alter the percentage of the Global Commitments or of the Total Utilization of Commitments, or the number of Lenders, which shall otherwise be required for Lenders or any of them to take any action hereunder; (f) amend this
SECTION 10.1; or (g) release Murphy from any of its obligations under the Guaranty Agreement; and provided further, that no amendment, waiver, or consent affecting the rights or duties of any Agent under this Agreement shall be effective unless in writing and signed by such Agent in addition to Lenders required to take such action.

     10.2 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, telegraph, cable, courier, or U.S. Mail or Canada Post in writing and telexed, telecopied, telegraphed, cabled, mailed, or delivered to the intended recipient at the "Address for Notices" specified on SCHEDULE 1 or in the other Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered, or, in the case of a mailed notice, when actually received.

                                  Ex. 4.1-44

     10.3 NO WAIVER; REMEDIES. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.4 COSTS, EXPENSES AND TAXES. Each Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of each Agent and Arranger in connection with the preparation, negotiation, syndication, execution, and delivery of this Agreement and the other Loan Documents including, without limitation, the reasonable legal fees and expenses of legal counsel for each Agent; (b) all reasonable costs and expenses of each Agent in connection with any and all amendments, modifications, renewals, extensions, and supplements of any of the Loan Documents; (c) all reasonable costs and expenses of each Agent and Lenders in connection with any Potential Default or Event of Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for each Agent and Lenders; and (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents (other than costs, expenses, taxes, assessments, or charges levied with regard to any Assignment or Participation).

     10.5 RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default, and (b) the making of the request specified by SECTION
7.2 to authorize Domestic Administrative Agent to declare the Obligation due and payable pursuant to the provisions of SECTION 7.2, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the Obligation of such Borrower now or hereafter existing under this Agreement and the Advances made by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower and the Applicable Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 10.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     10.6 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by Borrowers and Agents and when Domestic Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of Borrowers, Agents, and each Lender and their respective successors and assigns.

     10.7.  ASSIGNMENTS AND PARTICIPATIONS.

      (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the rights and obligations of Lenders under this Agreement, (ii) the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 (or, if less, the unpaid Obligation to such Lender), (iii) each such assignment shall be to an assignee approved in writing by Domestic Administrative Agent and, so long as no Event of Default exists, Murphy, and (iv) the parties to each such assignment shall execute and deliver to Domestic Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing fee of $2,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least (3) three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned

                                  Ex. 4.1-45
to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) the assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
SECTION 4.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the assignee will, independently and without reliance upon any Agent, the assigning Lender, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) the assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to each Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (c) Domestic Administrative Agent shall maintain at its address referred to in SECTION 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each Lender and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agents, and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Murphy or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, Domestic Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, and if the processing fees required by this SECTION 10.7 have been paid to Domestic Administrative Agent, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to Murphy, and (iv) send a copy thereof to Murphy.

      (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments to Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Agents, and each other Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) after giving effect to such participation, the aggregate amount of all participations of such Lender does not exceed fifty percent (50%) of such Lender's Commitments or Obligation, or if the Commitments have been

                                  Ex. 4.1-46
terminated, then of the aggregate amount of the Obligation payable to such Lender; and provided further, however, that such Lender shall not agree with any such bank or other financial institution to permit such bank or other financial institution to enforce the obligations of Borrowers relating to the Obligation or to approve of any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers with respect to any decrease in any fees payable hereunder or the amount of principal or rate of interest which is payable in respect of the Obligation or any extension of the dates fixed for the payment thereof).

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 10.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrowers furnished to such Lender by or on behalf of Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrowers received by it from such Lender .

      (g) Notwithstanding the foregoing, any Lender may assign all or any portion of its rights and obligations under this Agreement to an Affiliate of such Lender. In addition, any Lender may at any time assign as collateral all or any portion of its rights under this Agreement to a Federal Reserve Bank or to Bank of Canada or the Canada Deposit Insurance Corporation; provided that no such assignment shall release a Lender from any of its obligations hereunder.
In connection with any such assignment or proposed assignment to a Federal Reserve Bank or to Bank of Canada or the Canada Deposit Insurance Corporation, each Borrower will, promptly upon the request of any Lender, execute and deliver to such Lender a note in substantially the form of EXHIBIT F.

      (h) This SECTION 10.7 sets forth the exclusive manner by which a Lender may assign its rights and obligations hereunder or sell participations in or to its rights and obligations hereunder.

      (i) No Borrower may assign or delegate any rights or obligations hereunder without the prior written consent of each Lender.

     10.8   GOVERNING LAW; SUBMISSION TO JURISDICTION.

      (A) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (B) THE PARTIES AGREE THAT NEW YORK, NEW YORK SHALL BE A PROPER PLACE OF VENUE FOR ALL SUITS TO ENFORCE PERFORMANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND EACH PARTY EXPRESSLY AGREES TO THE EXERCISE OF PERSONAL JURISDICTION OVER IT IN ANY COURT OF APPROPRIATE SUBJECT MATTER JURISDICTION IN NEW YORK, NEW YORK IN ANY SUCH SUIT.

     10.9 EXCEPTIONS TO COVENANTS. Borrower may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

     10.10 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents until payment in full of the Obligation and termination of this Agreement, except that SECTIONS 2.10, 2.11, 2.14, 8.5, 10.4, and 10.15 (together with any other provisions in the Loan Documents which expressly provides that it shall survive termination of this Agreement as to matters arising or accruing prior to termination of this Agreement) shall

                                  Ex. 4.1-47
survive termination of this Agreement; and such covenants, agreements, undertakings, representations, and warranties, except as otherwise indicated, are not affected by any investigation made by any party.

     10.11 INVALID PROVISIONS. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Each Agent, each Lender, and each Borrower party to the affected Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     10.12 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then any excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, Borrowers and Lenders shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrowers agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for its actual period of existence thereof exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders shall not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).

     10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     10.14 NOT IN CONTROL. Nothing in any Loan Document gives or may be deemed to give to any Agent or any Lender the right to exercise control over any Company, assets, affairs, or management or to preclude or interfere with any Company's compliance with any Legal Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Document is included for credit documentation purposes only and does not imply, and shall not be deemed to mean, that any Agent or any Lender acquiesces in any non-compliance by any Company with any Legal Requirement, document, or otherwise or does not expect any Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Legal Requirements, including all Environmental Laws.

     10.15 INDEMNIFICATION. EACH BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD EACH AGENT, ARRANGER, EACH LENDER, AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR TRANSACTION CONTEMPLATED BY ANY LOAN

                                  Ex. 4.1-48

DOCUMENT, OR ANY TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT; PROVIDED THAT BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM THE FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY ASSOCIATED PERSON OF SUCH INDEMNIFIED PARTY. AS USED IN THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON, THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, AND ASSIGNS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS SECTION SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

     10.16 ENTIRETY. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWERS, LENDERS, AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

       [Remainder of Page Intentionally Blank.  Signature Pages Follow.]

                                  Ex. 4.1-49

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      MURPHY OIL CORPORATION,
                                      as a Borrower and Guarantor


                                      By:
                                         -------------------------------------
                                         Odie F. Vaughan
                                         Treasurer


                                      MURPHY OIL USA, INC.,
                                      as a Subsidiary Borrower


                                      By:
                                         -------------------------------------
                                         Odie F. Vaughan
                                         Treasurer


                                      MURPHY OIL COMPANY LTD.,
                                      as a Subsidiary Borrower


                                      By:
                                         -------------------------------------
                                         Odie F. Vaughan
                                         Treasurer



                                      MURPHY EXPLORATION & PRODUCTION COMPANY, as a Subsidiary Borrower


                                      By:
                                         -------------------------------------
                                         Odie F. Vaughan
                                         Treasurer


                                  Ex. 4.1-50

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      MURPHY PETROLEUM LIMITED,
                                      as a Subsidiary Borrower


                                      By:
                                         -------------------------------------
                                         Odie F. Vaughan
                                         Authorized Officer


                                  Ex. 4.1-51

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      THE CHASE MANHATTAN BANK,
                                      as Domestic Administrative Agent and a
                                      Domestic Lender


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-52

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      THE CHASE MANHATTAN BANK OF CANADA,
                                      as Canadian Administrative Agent and a
                                      Canadian Lender


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-53

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      NATIONSBANK OF TEXAS, N.A.,
                                      as a Domestic Lender


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-54

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      SUNTRUST BANK, NASHVILLE, N.A.,
                                      as a Domestic Lender


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-55

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      ROYAL BANK OF CANADA,
                                      as a Domestic Lender and a Canadian Lender


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-56

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Domestic Lender



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-57

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      J.P. MORGAN CANADA,
                                      as a Canadian Lender



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-58

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      THE BANK OF NOVA SCOTIA, ATLANTA AGENCY, as the Domestic Lending Office of a Domestic Lender



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-59

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      THE BANK OF NOVA SCOTIA,
                                      as the Canadian Lending Office of a
                                      Canadian Lender



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-60

                       SIGNATURE PAGE TO CREDIT AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997


                                      THE BANK OF NOVA SCOTIA,
                                      as the U.K. Lending Office of a Domestic
                                      Lender



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                  Ex. 4.1-61

                                  SCHEDULE 1

   AGENTS, LENDERS, LENDING OFFICES, COMMITMENTS, AND COMMITMENT ALLOCATIONS

                                    AGENTS


--------------------------------------------------------------------------------
AGENT                                    ADDRESS FOR NOTICE
================================================================================

DOMESTIC ADMINISTRATIVE AGENT           The Chase Manhattan Bank
                                        One Chase Plaza, Third Floor
                                        New York, New York 10081
                                        Attention: Ms. Martha Fetner
                                        Telecopy No.: 212-552-1687

                                        With a Copy to:
                                        Loan and Agency Services Group
                                        One Chase Plaza, 8th Floor
                                        New York, New York 10081
                                        Attention: Ms. Sandra Miklave
                                        Telecopy No.: 212-552-5658
--------------------------------------------------------------------------------

CANADIAN ADMINISTRATIVE AGENT           The Chase Manhattan Bank of Canada
                                        1 First Canadian Place
                                        100 King Street West, Suite 6900
                                        Toronto, Ontario M5X 1A4
                                        CANADA
                                        Attention: Funding Officer
                                        Telecopy No.: 416-216-4162
--------------------------------------------------------------------------------


                                  Ex. 4.1-SE1

                                    LENDERS

----------------------------------------------------------------------------------------------------

LENDER                                     GLOBAL       MAXIMUM        CURRENT        DOMESTIC
                                         COMMITMENT     CANADIAN       CANADIAN      COMMITMENT
                                                       COMMITMENT     COMMITMENT
----------------------------------------------------------------------------------------------------

THE CHASE MANHATTAN BANK                 $60,000,000

 .       Domestic Lending Office and                             $0               $0   $54,166,666.67
        U.K. Lending Office

 .       Canadian Lending Office                        $35,000,000    $5,833,333.33               $0

ADDRESS FOR NOTICE:
The Chase Manhattan Bank
One Chase Plaza, Third Floor
New York, New York 10081
Attention: Ms. Martha Fetner
Telecopy No.: 212-552-1687

DOMESTIC LENDING OFFICE:
The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

EUROCURRENCY LENDING OFFICE:
The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

U.K. LENDING OFFICE:
Chase Manhattan International Limited
International Loans Services Group
Trinity Tower
9 Thomas More Street
London, E1 9YT

CANADIAN LENDING OFFICE:
The Chase Manhattan Bank of Canada
1 First Canadian Place
100 King Street West, Suite 6900
Toronto, Ontario M5X 1A4
----------------------------------------------------------------------------------------------------

                                  Ex. 4.1-SE2

----------------------------------------------------------------------------------------------------

LENDER                                     GLOBAL       MAXIMUM        CURRENT        DOMESTIC
                                         COMMITMENT     CANADIAN       CANADIAN      COMMITMENT
                                                       COMMITMENT     COMMITMENT
----------------------------------------------------------------------------------------------------
ROYAL BANK OF CANADA                     $50,000,000   $40,000,000    $6,666,666,67  $43,333,333.33

ADDRESS FOR NOTICE:

Royal Bank of Canada
1 Financial Square
23rd Floor
New York, New York  10005-3531
Telecopy No.: 212-428-2372

WITH A COPY TO:

Royal Bank of Canada
12450 Greenspoint Drive, Suite 1450
Houston, Texas  77060
Attention: Ms. Linda M. Stephens
Telecopy No.: 281-874-0081

DOMESTIC LENDING OFFICE:
Royal Bank of Canada
1 Financial Square
23rd Floor
New York, New York  10005-3531

EUROCURRENCY LENDING OFFICE:
Royal Bank of Canada
1 Financial Square
23rd Floor
New York, New York  10005-3531

U.K. LENDING OFFICE:
Royal Bank of Canada
71 Queen Victoria Street
London EC4D 4DE

CANADIAN LENDING OFFICE:
Royal Bank of Canada
180 Wellington Street West
Toronto, Ontario M5J 1J1
----------------------------------------------------------------------------------------------------

                                  Ex. 4.1-SE3

----------------------------------------------------------------------------------------------------

LENDER                                     GLOBAL       MAXIMUM        CURRENT        DOMESTIC
                                         COMMITMENT     CANADIAN       CANADIAN      COMMITMENT
                                                       COMMITMENT     COMMITMENT
----------------------------------------------------------------------------------------------------
MORGAN GUARANTY TRUST COMPANY            $50,000,000
 OF NEW YORK

 .       Domestic Lending Office and                             $0               $0  $44,166,666.67
        U.K. Lending Office

 .       Canadian Lending Office                        $35,000,000    $5,833,333.33              $0

ADDRESS FOR NOTICE:

Morgan Guaranty Trust Company of
New York
60 Wall Street
New York, New York  10260-0060
Attention:  Mr. John Kowalczuk
Telecopy No.: 212-648-5014

DOMESTIC LENDING OFFICE:
Morgan Guaranty Trust Company of
New York
60 Wall Street
New York, New York  10260-0060

EUROCURRENCY LENDING OFFICE:
Morgan Guaranty Trust Company of
New York
c/o J.P. Morgan Services
Loan Operations -3rd Floor
500 Stanton Christiana Road
Newark, Delaware 19713

CANADIAN LENDING OFFICE:
J.P. Morgan Canada
Suite 1800, South Tower
Royal Bank Plaza
Toronto, Ontario M5J 2J2

U.K. LENDING OFFICE:
Morgan Guaranty Trust Company of
New York
60 Victoria Embankment
London EC4Y 0JP
----------------------------------------------------------------------------------------------------

                                  Ex. 4.1-SE4

----------------------------------------------------------------------------------------------------

LENDER                                     GLOBAL       MAXIMUM        CURRENT        DOMESTIC
                                         COMMITMENT     CANADIAN       CANADIAN      COMMITMENT
                                                       COMMITMENT     COMMITMENT
----------------------------------------------------------------------------------------------------
THE BANK OF NOVA SCOTIA                  $50,000,000

 .       Domestic Lending Office and                             $0               $0  $43,333,333.33
        U.K. Lending Office

 .       Canadian Lending Office                        $40,000,000    $6,666,666.67              $0

ADDRESS FOR NOTICE:

The Bank of Nova Scotia, Atlanta
Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia  30308
Attention:  Mr. Jeff Lents
Telecopy No.: 404-888-8998

DOMESTIC LENDING OFFICE:
The Bank of Nova Scotia, Atlanta
Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia  30308

EUROCURRENCY LENDING OFFICE:
The Bank of Nova Scotia, Atlanta
Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia  30308

U.K. LENDING OFFICE:
The Bank of Nova Scotia
London Banking Division
Scotia House
33 Finsbury Square
London England

CANADIAN LENDING OFFICE:
The Bank of Nova Scotia
Scotia Centre, Suite 3820
700-2nd Street S.W.
Calgary, Alberta T2P 2n7
----------------------------------------------------------------------------------------------------

                                  Ex. 4.1-SE5

----------------------------------------------------------------------------------------------------

LENDER                                     GLOBAL       MAXIMUM        CURRENT        DOMESTIC
                                         COMMITMENT     CANADIAN       CANADIAN      COMMITMENT
                                                       COMMITMENT     COMMITMENT
----------------------------------------------------------------------------------------------------
NATIONSBANK OF TEXAS, N.A.               $50,000,000            $0             $0    $50,000,000

ADDRESS FOR NOTICE:

NationsBank of Texas, N.A.
Energy Finance Division
303 West Wall
Midland, Texas  79701-4761
Attention:  Mr. Dale T. Wilson
Telecopy No.: 915-685-2009

DOMESTIC LENDING OFFICE:
NationsBank of Texas, N.A.
303 West Wall
Midland, Texas  79701-4761

EUROCURRENCY LENDING OFFICE:
NationsBank of Texas, N.A.
901 Main Street
Dallas, Texas  75202

U.K. LENDING OFFICE:
NationsBank of Texas, N.A.
901 Main Street
Dallas, Texas  75202
----------------------------------------------------------------------------------------------------

                                  Ex. 4.1-SE6

----------------------------------------------------------------------------------------------------

LENDER                                     GLOBAL       MAXIMUM        CURRENT        DOMESTIC
                                         COMMITMENT     CANADIAN       CANADIAN      COMMITMENT
                                                       COMMITMENT     COMMITMENT
----------------------------------------------------------------------------------------------------
SUNTRUST BANK, NASHVILLE, N.A.           $40,000,000            $0             $0    $40,000,000

ADDRESS FOR NOTICE:

SunTrust Bank, Nashville, N.A.
201 Fourth Avenue North
Nashville, Tennessee 37219
P.O. Box 305110
Nashville, Tennessee  37230-5110
Attention:  Mr. James L. Mosby
Telecopy No.:  615-259-4119

DOMESTIC LENDING OFFICE:
SunTrust Bank, Nashville, N.A.
201 Fourth Avenue North
Nashville, Tennessee 37219

EUROCURRENCY LENDING OFFICE:
SunTrust Bank, Nashville, N.A.
25 Park Place - 14th Floor
Atlanta, Georgia  30303

U.K. LENDING OFFICE:
SunTrust Bank, Nashville, N.A.
25 Park Place - 14th Floor
Atlanta, Georgia  30303
----------------------------------------------------------------------------------------------------
Total                                    $300,000,000  $150,000,000   $25,000,000    $275,000,000
----------------------------------------------------------------------------------------------------

                                  Ex. 4.1-SE7

                                 SCHEDULE 6.1

                                EXISTING LIENS

1. Lien to the Province of Alberta, Canada on Murphy Oil Company Ltd.'s five percent (5%) interest in Syncrude. This lien secures a non-recourse loan given at the time of purchase of the interest. The outstanding balance payable on the debt as of September 30, 1997, was U.S. $42,148,000. Final payment on the debt is due December, 1998.

2. Lien to National Trust Company on Murphy Oil Company Ltd.'s six and one quarter percent (6 1/4%) interest in the Hibernia field offshore Newfoundland. This lien secures a non-recourse Canadian Government's guarantee of Murphy Oil Company Ltd.'s borrowing to finance the development of the field. The amount of debt secured by the lien fluctuates due to additional facilities available, payment on facilities and the rate of exchange between the Cdn$ and the U.S.$. As of September 30, 1997, the outstanding balance payable was U.S. $157,378,000. The retirement schedule of the guarantee varies but will not extend beyond 2008.

3. No attempt has been made to list liens related to capital leases which have resulted in assets being recorded in the consolidated financial statements. These assets consist of various items ranging from computer equipment to refinery land. The outstanding balance of this imputed debt as of September 30, 1997, was U.S. $872,000. It is Murphy Oil Corporation's position that even though a legal document may exist, if use and enjoyment of our assets can not be interrupted by the enforcement of the document for non-payment of recorded debt, then a reportable lien does not exist under this Agreement.


                                  Ex. 4.1-SE8

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING

                            _________________, 199_

     ____________________, a _______________ (the "COMPANY"), pursuant to the
Credit Agreement dated as of November 13, 1997, among the Company, the other Borrowers defined therein, The Chase Manhattan Bank, as Domestic Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and the Lenders defined therein (together with all amendments or supplements thereto, the "CREDIT AGREEMENT"), hereby makes the requests indicated below in connection with Advances to the Company. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement.

[ ]     1.   New Borrowing:

        (a)  Amount of Borrowing to be $___________________;

        (b)  Requested funding date is ______________, 199_;

        (c)  Type of Advances (check one):______ U.S. Dollar Base Rate Advances

                                        ________ U.S. Dollar Eurocurrency Rate
                                                 Advances

                                        ________ Pounds Sterling Eurocurrency
                                                 Rate Advances

                                        ________ Canadian Dollar Base Rate
                                                 Advances

        (d)  Length of Interest Period for Eurocurrency Rate Advances is: _____.

[ ]     2.   Continuation of Eurocurrency Rate Advances maturing on ____________
             for a successive Interest Period:

        (a) Aggregate amount to be continued as Eurocurrency Rate Advances is $ _______________;

        (b)  Length of Interest Period for Eurocurrency Rate Advances is ______.


[ ]     3.   Conversion of outstanding U.S. Dollar Base Rate Advances to U.S.
             Dollar Eurocurrency Rate Advances:

             Convert $_______________ of outstanding U.S. Dollar Base Rate Advances to U.S. Dollar Eurocurrency Rate Advances on ___________ with an Interest Period of _______.

[ ]     4.   Conversion of outstanding U.S. Dollar Eurocurrency Rate Advances to
             U.S. Dollar Base Rate Advances:

             Convert $______________ of the outstanding U.S. Dollar Eurocurrency Rate Advances with Interest Period maturing on ______________, 199_, to U.S. Dollar Base Rate Advances.

                                  Ex. 4.1-SE9

     The undersigned is authorized to execute this request on behalf of the Company. The undersigned further represents and warrants that no Potential Default or Event of Default exists either before or after the Borrowing, Continuation, or Conversion, as the case may be, requested hereby.




                                        ----------------------------------------

                                        By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                 Ex. 4.1-SE10

                                   EXHIBIT B

                         FORM OF ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (this "AGREEMENT") dated as of __________, 199__, is executed by and between ________________ ("ASSIGNOR") and ______________
("ASSIGNEE").

                                R E C I T A L S

     A. Assignor is a party to the Credit Agreement dated as of November 13, 1997, among Murphy Oil Corporation ("MURPHY"), Murphy Oil USA, Inc., Murphy Oil Company Ltd., Murphy Exploration & Production Company, and Murphy Petroleum Limited (collectively, "BORROWERS"), The Chase Manhattan Bank, as Domestic Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the "CREDIT AGREEMENT").

     B. Assignor proposes to sell, assign, and transfer to Assignee, and Assignee proposes to purchase and assume from Assignor, [all][a portion] of Assignor's Commitments and outstanding Advances, all on the terms and conditions of this Agreement.

     C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

     1.1 DEFINITIONS. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

     1.2 OTHER DEFINITIONS. As used herein, the following terms have the following respective meanings:

     "ASSIGNED INTEREST" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (a) under the Credit Agreement and the other Loan Documents in respect of the Global Commitment of Assignor in the principal amount equal to $______________, (b) to make Advances under the Commitments, (c) any right to receive payments of the U.S. Dollar Base Rate Advances outstanding under the Commitments assigned hereby of $_____________, (d) any right to receive payments of U.S. Dollar Eurocurrency Rate Advances outstanding under the Commitments assigned hereby of $________________, (e) any right to receive payments of Pounds Sterling Eurocurrency Rate Advances outstanding under the Commitments assigned hereby of $________________, (f) any right to receive payments of Canadian Dollar Base Rate Advances outstanding under the Commitments assigned hereby of $_______________, and (g) any right to receive payments in respect of Bankers' Acceptances outstanding under the Commitments assigned hereby of Cdn. $_______________, plus in each case the interest and fees thereon which will accrue from and after the Assignment Date.

     "ASSIGNMENT DATE" shall mean _____________________, 199_.


                                 Ex. 4.1-SE11

                                   SECTION 2

                              SALE AND ASSIGNMENT

     2.1 SALE AND ASSIGNMENT. On the terms and conditions set forth herein, effective on and as of the Assignment Date, Assignor hereby sells, assigns, and transfers to Assignee, and Assignee hereby purchases and assumes from Assignor, all of the right, title, and interest of Assignor in and to, and all of the obligations of Assignor in respect of, the Assigned Interest. Such sale, assignment, and transfer is without recourse to and, except as expressly provided in this Agreement, without representation or warranty by Assignor.

     2.2 ASSUMPTION OF OBLIGATIONS. Assignee agrees with Assignor (for the express benefit of Assignor and Borrowers) that Assignee will, from and after the Assignment Date, perform all of the obligations of Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) Assignor shall be released from Assignor's obligations in respect of the Assigned Interest; and
(b) except as provided in the Credit Agreement Assignee shall be entitled to all of Assignor's rights, powers, and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

     2.3 CONSENT BY THE COMPANY. By executing this Agreement as provided below, in accordance with SECTION 10.7 of the Credit Agreement, Murphy hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                   SECTION 3

                                   PAYMENTS

     3.1 PAYMENTS. As consideration for the sale, assignment, and transfer contemplated by SECTION 2.1 hereof, Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to Assignor an amount equal to $______________ in U.S. Dollars, $_________________
in Canadian Dollars, and (Pounds)__________________ in Pounds Sterling. An amount equal to all accrued and unpaid interest and fees shall be paid to Assignor as provided in SECTION 3.2(C) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in the Applicable Currency and in immediately available funds, without setoff, deduction, or counterclaim.

     3.2 ALLOCATION OF PAYMENTS. Assignor and Assignee agree that (a) Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (b) Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (c) each Agent is authorized and instructed to allocate payments received by it for account of Assignor and Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees, or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of and in trust for such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

     3.3 FURTHER ASSURANCES. Assignor and Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                 Ex. 4.1-SE12

                                   SECTION 4

                             CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT. The effectiveness of the sale, assignment, and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

     (a)  the execution and delivery of this Agreement by Assignor and Assignee;

     (b) the receipt by Assignor of the payment required to be made by Assignee under SECTION 3.1 hereof; and

     (c) the acknowledgment and consent by Murphy contemplated by SECTION 2.3 hereof.

                                   SECTION 5

                        REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor represents and warrants to Assignee as follows:

     (a) it has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

     (b) the execution, delivery, and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Legal Requirement applicable to it;

     (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of Assignor, enforceable against it in accordance with its terms;

     (d) all Authorizations of, all filings with, and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

     (e) Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations, or other charges or interest of any nature whatsoever; and

     (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of Assignor.

     5.2 DISCLAIMER. Except as expressly provided in SECTION 5.1 hereof, Assignor does not make any representation or warranty, nor shall it have any responsibility to Assignee, with respect to the accuracy of any recitals, statements, representations, or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability, or sufficiency of the Credit Agreement, or any certificate or other document referred to or provided for therein or for any failure by any Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection, or priority of any collateral security or the financial or other condition of any Company or any other matter relating to the Credit Agreement, any other Loan Documents, or any extension of credit thereunder.

                                 Ex. 4.1-SE13

     5.3 REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee represents and warrants to Assignor as follows:

     (a) it has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under and consummate the transactions contemplated by, this Agreement;

     (b) the execution, delivery, and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Legal Requirement applicable to it;

     (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of Assignee, enforceable against it in accordance with its terms;

     (d) all Authorizations of, all filings with and all action by, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

     (e) Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon Assignor or any other Lender, and based on such information as Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and

     (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of Assignee.

                                   SECTION 6

                                 MISCELLANEOUS

     6.1 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests, or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

     6.2 AMENDMENT, MODIFICATION OR WAIVER. No provision of this Agreement may be amended, modified, or waived except by an instrument in writing signed by Assignor and Assignee, and consented to by Domestic Administrative Agent.

     6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by Assignee are also made for the benefit of Agents and Borrowers, and Assignee agrees that Agents and Borrowers are entitled to rely upon such representations and warranties.

     6.4 ASSIGNMENTS. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

     6.5 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                                 Ex. 4.1-SE14

     6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument and each of the parties hereto may execute this Agreement by signing any such counterpart.

     6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     6.8 EXPENSES. Assignor and Assignee shall bear their own expenses in connection with the execution, delivery, and performance of this Agreement.

     6.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                 Ex. 4.1-SE15

                                    ASSIGNOR:

                                    [NAME]


                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                    Address for Notice:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------



                                    ASSIGNEE:

                                    [NAME]


                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                    Address for Notice:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------


ACKNOWLEDGED AND CONSENTED TO:

MURPHY OIL CORPORATION

By:
     ---------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


ACKNOWLEDGED BY:

THE CHASE MANHATTAN BANK, as Domestic Administrative Agent


By:
     ---------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


                                 Ex. 4.1-SE16

                                  EXHIBIT C-1

                FORM OF OPINION OF BORROWERS' ARKANSAS COUNSEL

    Walter K. Compton, General Counsel to Borrowers, is to opine to Agents and Lenders as to the following matters, which opinion may only be based upon assumptions and subject to exceptions and qualifications, and must otherwise be in form and substance, as may be acceptable to Agents (based upon advice of their counsel).

Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

     1. Murphy Oil Corporation, Murphy Oil USA, Inc., and Murphy Exploration & Production Company (the "U.S. BORROWERS") are each a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware with corporate power to own and operate its business and properties and to carry on its business as presently conducted and to execute and perform the Credit Agreement, as amended, and to borrow thereunder, and, in the case of Murphy, to guaranty the obligations of the Subsidiary Borrowers referred to in the Credit Agreement.

     2. Murphy is the owner, either directly or through a wholly-owned subsidiary, of all of the outstanding Common Stock of each of the Subsidiary Borrowers and all of such Common Stock is fully paid and non-assessable; none of the Subsidiary Borrowers has any class of stock outstanding other than Common Stock.

     3. The Credit Agreement (including the Guaranty referred to therein) has been duly authorized, approved, and adopted by all necessary corporate action of the U.S. Borrowers.

     4. The execution, delivery, and performance by Murphy and the Subsidiary Borrowers of the Credit Agreement and borrowing thereunder will not contravene any applicable provision of law, and will not conflict with or result in the breach of or accelerate the performance required by any of the terms, conditions, or provisions of the Certificate of Incorporation or Bylaws of the U.S. Borrowers or any covenant, agreement, or understanding known to me to which Murphy or any of the Subsidiary Borrowers is a party or any order, ruling, decree, judgment, arbitration award, or stipulation known to me to which Murphy or any of the Subsidiary Borrowers is subject.

     5. The Loan Documents to which each U.S. Borrower is a party have been duly executed, presented, and delivered.

     6. No Authorization of any Governmental Authority or of any other Person is required in connection with the execution, delivery, and performance of the Loan Documents or the borrowing and repayment of money by each U.S. Borrower thereunder.

     7. The Loan Documents constitute the legal and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms (except as enforcement may be subject to any applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally).

     8. There are no actions, suits, or proceedings pending or threatened against any Borrower, which, if adversely determined, could be a Material Adverse Event.

     9. An Arkansas court or a federal court in the State of Arkansas, in a case properly presented, would uphold the New York choice of law provisions in the Loan Documents.

                                 Ex. 4.1-SE17

     10. The submission in the Credit Agreement by Borrowers to the nonexclusive jurisdiction of the courts of the State of New York is binding and enforceable against Borrowers.

     11. To the best of my knowledge, no Borrower is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, the Interstate Commerce Act, as amended, or any federal or state Legal Requirement limiting its ability to incur Debt or to create Liens on any of its properties or assets to secure such Debt.

     12. The Obligation of each U.S. Borrower will rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of each U.S. Borrower.

                                 Ex. 4.1-SE18

                                  EXHIBIT C-2

                FORM OF OPINION OF BORROWERS' CANADIAN COUNSEL


    Bennett Jones Verchere, Special Canadian Counsel to Canadian Borrower,
                             is to opine to Agents
            and Lenders as to the following matters, which opinion
         may only be based upon assumptions and subject to exceptions and qualifications, and must otherwise be in form and substance, as may be acceptable to Agents (based upon advice of their counsel).

Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

     1. Canadian Borrower is a corporation duly created by amalgamation and validly existing under the laws of Canada with corporate power to own and operate its business and properties, to carry on its business as presently conducted in the Provinces of Alberta and Saskatchewan, to execute, deliver, and perform the Credit Agreement and to borrow monies from you thereunder.

     2. Murphy is the owner of record of all outstanding common shares of Canadian Borrower, all such common shares are fully paid and non-assessable and there are no other outstanding shares of any class of Canadian Borrower.

     3. The Credit Agreement has been duly authorized, approved, and adopted by all necessary corporate action of Canadian Borrower, and has been duly executed and delivered, and the Credit Agreement constitutes a valid and legally binding obligation of Canadian Borrower, enforceable in accordance with its terms.

     4. The execution, delivery, and performance by Canadian Borrower of the Credit Agreement and borrowings by Canadian Borrower thereunder will not contravene any applicable provision of Alberta law or the laws of Canada applicable in Alberta, and will not conflict with or result in the breach of or accelerate the performance required by any of the terms, conditions, or provisions of the constating documents of Canadian Borrower, being its articles of amalgamation, any articles of amendment and its by-laws, or any covenant, agreement, or understanding known to us to which Canadian Borrower is a party or any order, ruling, decree, judgment, arbitration award, or stipulation known to us to which Canadian Borrower is subject.

     5. Neither the execution and delivery by Canadian Borrower of the Credit Agreement, nor the performance by Canadian Borrower of its obligations thereunder, nor compliance by Canadian Borrower with the terms and provisions thereof will require the payment of any taxes, fees, or other governmental charges in Alberta.

     6. No Authorization of any Governmental Authority or of any other Person is required in connection with the execution, delivery, and performance by Canadian Borrower of the Credit Agreement or the borrowing and repayment of money by Canadian Borrower thereunder.

     7. There are no actions, suits, or proceedings pending or threatened against Canadian Borrower in the Judicial District of Calgary, Province of Alberta, which, if adversely determined, could be a Material Adverse Event.

     8. A court in Alberta, if it assumed jurisdiction to render judgment in respect of the Credit Agreement, would uphold the New York choice of law provisions in the Credit Agreement.

                                 Ex. 4.1-SE19

     9. A final and conclusive judgment in personam granted by a court of competent jurisdiction in the State of New York, which is not impeachable as void or voidable under the internal laws of New York, may be enforced in a court in Alberta by an action or counterclaim for the sum certain under such judgment.

     10. The submission in the Credit Agreement by Canadian Borrower to the nonexclusive jurisdiction of the courts of the State of New York is binding and enforceable against Canadian Borrower.

     11. The Obligation of Canadian Borrower will rank at least pari passu in the terms of payment with all indebtedness which is not secured or the subject of any statutory trust or preference or which is not expressly and effectively subordinated in right of payment to any other indebtedness of Canadian Borrower.

     12. Canadian Borrower is not entitled to claim immunity from legal process of the enforcement of any judgment of a court of competent jurisdiction, whether generally or in relation to any specific assets.

                                 Ex. 4.1-SE20

                                  EXHIBIT C-3

                   FORM OF OPINION OF BORROWERS' UK COUNSEL


 J. N. Copeland, Special U.K. Counsel to U.K. Borrower, is to opine to Agents and Lenders as to the following matters, which opinion may only be based upon assumptions and subject to exceptions and qualifications, and must otherwise be in form and substance, as may be acceptable to Agents (based upon advice of their special counsel).

Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

     1. U.K. Borrower is a company duly incorporated, validly existing, and in good standing under the laws of England, and has all power and authority required to own its property and carry on its business as presently conducted and proposed to be conducted. U.K. Borrower is duly qualified or licensed to do business in each jurisdiction where the nature of the business in which it is engaged makes such qualification or licensing necessary, including England.

     2. U.K. Borrower has the requisite corporate power to execute, deliver, and perform the terms and provisions of the Loan Documents, and all other documents and instruments delivered pursuant to the terms of such Loan Documents, and has taken all appropriate corporate action necessary to duly authorize (a) the execution, delivery, and performance by U.K. Borrower of the terms and provisions of the Loan Documents, and (b) the performance by U.K. Borrower of its obligations under the Loan Documents.

     3. The Loan Documents to which U.K. Borrower is a party have been duly executed and delivered by U.K. Borrower.

     4. Neither the execution and delivery by U.K. Borrower of the Loan Documents, nor the performance by U.K. Borrower of its obligations thereunder, nor compliance by U.K. Borrower with the terms and provisions thereof, will (a) contravene any provision of any Legal Requirement of England, to which U.K. Borrower is subject, or to the best of my knowledge, after due inquiry, conflict with, or result in any breach of, any material agreement, mortgage, indenture, deed of trust, or other instrument known to me to which U.K. Borrower may be subject, or result in the creation of any Lien in respect of any property of U.K. Borrower (other than Liens in your favor), (b) contravene any English Authorization, judgment, or decree applicable to U.K. Borrower, (c) violate any provision of the Constituent Documents of U.K. Borrower, or (d) require the payment of any taxes, fees, or other governmental charges.

     5. No Authorization of any English Governmental Authority or of any other English Person is required in connection with the execution, delivery, and performance by U.K. Borrower of the Loan Documents or the borrowing and repayment of money by U.K. Borrower thereunder.

     6. To the best of my knowledge, after due inquiry, there are no actions, suits, or proceedings pending or threatened against U.K. Borrower, which, if adversely determined, could be a Material Adverse Event.

     7. The choice of the laws of the State of New York as the law expressed to govern the Loan Documents is a valid choice of governing law, which would normally be applied by English courts.

     8. On the assumption that the Loan Documents create valid and binding obligations under the laws of the State of New York, the provisions of the Loan Documents whereby U.K. Borrower submits to

                                 Ex. 4.1-SE21
the non-exclusive jurisdiction of the courts of the State of New York are binding and enforceable against U.K. Borrower.

     9. The Obligation of U.K. Borrower will rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of U.K. Borrower not being indebtedness of a preferential creditor.

     10. U.K. Borrower is not entitled to claim immunity from legal process of the enforcement of any judgement of a court of competent jurisdiction, whether generally or in relation to any specific assets.

     11. A final and conclusive judgment for a debt or sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) properly obtained against U.K. Borrower by a court of competent jurisdiction in the State of New York being recognized by the English courts as having jurisdiction to give that judgment in respect of any suit, action, or proceeding arising out of or in relation to the Loan Documents may be enforced against U.K. Borrower in the courts of England without re-examination or re-litigation of the merits of the substantive matters adjudicated upon.

                                 Ex. 4.1-SE22

                                   EXHIBIT D

                                 FORM OF DRAFT

BANKERS' ACCEPTANCE Due _______________ 19__

BA No: _______________________

____________________, 19__

     On __________________, 19__ (without grace) for value received, pay to the order of the undersigned drawer the sum of $_________________ Dollars.

                To [Name of Lender] _______________________________, Canada

                MURPHY OIL COMPANY LTD.

                Per:__________________________________________

                [FORM OF ACCEPTANCE]

                Date:__________________________, 19__

                Payable at [INSERT LOCATION]

                [NAME OF LENDER]

                Per:    ________________________________
                        Authorized Signature


                Per:    ________________________________
                        Authorized Signature

                                 Ex. 4.1-SE23

                                   EXHIBIT E

                         FORM OF NOTICE OF ALLOCATION


_____________________________, 19__

The Chase Manhattan Bank, as Domestic Administrative Agent
One Chase Plaza, Third Floor
New York, New York 10081
Attention: Ms. Sandra Miklave

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of November 13, 1997, among Murphy Oil Corporation, Murphy Oil USA, Inc., Murphy Oil Company Ltd., Murphy Exploration & Production Company, and Murphy Petroleum Limited, The Chase Manhattan Bank, as Domestic Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement. This notice represents Murphy's notice, given pursuant to SECTION 2.1(b) of the Credit Agreement, requesting a change in the amount of the Global Commitments allocated in Dollar Equivalents to the Designated Canadian Commitment from $____________ to $_______________________ and the Domestic Commitments from $______________ to
$_______________________, effective _________________, 19__.

MURPHY OIL CORPORATION


By:
     -----------------------------------
     Name:
          ------------------------------
     Title:
           -----------------------------

                                 Ex. 4.1-SE24

                                   EXHIBIT F

                                 FORM OF NOTE

$______________________                               ____________________, 1997

     FOR VALUE RECEIVED, ______________________, a _________________ ("MAKER"),
hereby promises to pay to _______________________ ("LENDER"), at the office of [THE CHASE MANHATTAN BANK] [THE CHASE MANHATTAN BANK OF CANADA] ("ADMINISTRATIVE AGENT"), the principal sum of _______________ Dollars ($_______________) (or
such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by Lender to Maker under the Credit Agreement as hereinafter defined), in the Applicable Currency (as defined in the Credit Agreement) and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, Interest Period, if any, and maturity of each Advance made by Lender to Maker, and each payment made on account of the principal thereof, may be recorded by Lender on its books and/or endorsed by Lender on the schedules attached hereto or any continuation thereof.

     This Note is issued pursuant to the Credit Agreement dated as of November 13, 1997, executed by Maker, the other Borrowers defined therein, The Chase Manhattan Bank, as Domestic Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the "CREDIT AGREEMENT"), and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and other provisions relevant to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                    --------------------------------------------


                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                 Ex. 4.1-SE25

                                   EXHIBIT G

                            FORM OF DRAWING NOTICE
_________________________, 19__

The Chase Manhattan Bank, as Domestic Administrative Agent
One Chase Plaza, Third Floor
New York, New York 10081
Attention: Ms. Sandra Miklave

The Chase Manhattan Bank of Canada, as Canadian Administrative Agent 1 First Canadian Place
100 King Street West, Suite 6900
Toronto, Ontario  M5X 1A4
Attention: Funding Officer

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of November 13, 1997, among Murphy Oil Corporation, Murphy Oil USA, Inc., Murphy Oil Company Ltd., Murphy Exploration & Production Company, and Murphy Petroleum Limited (collectively, "BORROWERS"), The Chase Manhattan Bank, as Domestic Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement. This notice represents Canadian Borrower's notice, given pursuant to SECTION 2.16 of the Credit Agreement, requesting a drawing under the Credit Agreement on the date, in the amount and having the term set forth below:

     1.   The Drawing Date, which is a Business Day, is _________________, 199_;

     2.   The aggregate Face Amount of Drafts to be accepted is Cdn. $_________;
          and

     3. The maturity date for such Drafts is ________________, 199_, which represents a term to maturity of approximately [30/60/90/180] days.

The undersigned officer is authorized to execute this request on behalf of Canadian Borrower. The undersigned further represents and warrants that no event has occurred and is continuing or would result from the consummation of the drawing contemplated hereby that would constitute a Potential Default or an Event of Default.

MURPHY OIL COMPANY LTD.


By:
     -----------------------------------
     Name:
          ------------------------------
     Title:
           -----------------------------

                                 Ex. 4.1-SE26

                                   EXHIBIT H

                        FORM OF COMPLIANCE CERTIFICATE

     Reference is made to that certain Credit Agreement dated as of November 13, 1997, among Murphy Oil Corporation, Murphy Oil USA, Inc., Murphy Oil Company Ltd., Murphy Exploration & Production Company, and Murphy Petroleum Limited (collectively, "BORROWERS"), The Chase Manhattan Bank, as Domestic Administrative Agent, The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and the Lenders defined therein (as modified, amended, renewed, extended, or restated from time to time, the "CREDIT AGREEMENT"). The undersigned hereby certifies that [s]he is the ________________ of Murphy Oil Corporation ("MURPHY"), and that as such [s]he is authorized to execute this certificate on behalf of Murphy. The undersigned represents and warrants, to the best of [his/her] knowledge, as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

     (a) Each Company is in compliance with all terms, conditions, and agreements set forth in the Credit Agreement.

     (b)  There exists no Potential Default or Event of Default.

     (c) The ratio of Consolidated Recourse Debt to Adjusted Consolidated Capitalization, all as determined in accordance with GAAP, is as follows:

          (i)   Consolidated Recourse Debt
                (see supporting schedule of
                Consolidated Recourse Debt):            $_______________________

          (ii)  Adjusted Consolidated Capitalization
                (see supporting schedule of Adjusted
                Consolidated Capitalization):           $_______________________

          (iii) Ratio of (i) to (ii):      _____________________________________

     EXECUTED AND DELIVERED this ____ day of _______________________________.


                                MURPHY OIL CORPORATION


                                By:
                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                 Ex. 4.1-SE27